AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 4, 2005

as amended and restated as of July 31, 2009

among

LIN TELEVISION CORPORATION,

as the Borrower,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

as an Issuing Lender

and as Swingline Lender

_____________________

J.P. MORGAN SECURITIES INC.

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Syndication Agent and as an Issuing Lender,

and

GOLDMAN SACHS CREDIT PARTNERS, L.P.,

BANK OF AMERICA, N.A.

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Documentation Agents

and

THE BANK OF NOVA SCOTIA

and

SUNTRUST BANK,

as Co-Documentation Agents

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS	1

1.1	Defined Terms	1
1.2	Other Definitional Provisions	24

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS	25

2.1	Term Commitments	25
2.2	Procedure for Delayed-Draw Term Loan Borrowing	25
2.3	Repayment of Delayed-Draw Term Loans	26
2.4	Revolving Credit Commitments	26
2.5	Procedure for Revolving Credit Borrowing	27
2.6	Commitment Fees, etc.	27
2.7	Termination or Reduction of Commitments	27
2.8	Optional Prepayments	29
2.9	Mandatory Prepayments	29
2.10	Conversion and Continuation Options	31
2.11	Minimum Amounts and Maximum Number of Eurodollar Tranches	32
2.12	Interest Rates and Payment Dates	32
2.13	Computation of Interest and Fees	32
2.14	Inability to Determine Interest Rate	33
2.15	Pro Rata Treatment and Payments	33
2.16	Requirements of Law	35
2.17	Taxes	36
2.18	Indemnity	37
2.19	Change of Lending Office	37
2.20	Replacement of Lenders under Certain Circumstances	38
2.21	Notice of Certain Costs	38

SECTION 3. LETTERS OF CREDIT	38

3.1	L/C Commitment	38
3.2	Procedure for Issuance of Letter of Credit	39
3.3	Commissions, Fees and Other Charges	39
3.4	L/C Participations	39
3.5	Reimbursement Obligation of the Borrower	40
3.6	Obligations Absolute	41
3.7	Letter of Credit Payments	41
3.8	Applications	41

SECTION 4. REPRESENTATIONS AND WARRANTIES	41

4.1	Financial Condition	41
4.2	No Change	42
4.3	Corporate Existence; Compliance with Law	42
4.4	Corporate Power; Authorization; Enforceable Obligations	42
4.5	No Legal Bar	43
4.6	No Material Litigation	43
i

4.7	Ownership of Property; Liens	43
4.8	Intellectual Property	43
4.9	Taxes	43
4.10	Federal Regulations	43
4.11	ERISA	43
4.12	Investment Company Act	44
4.13	Subsidiaries	44
4.14	Use of Proceeds	44
4.15	Environmental Matters	44
4.16	Accuracy of Information, etc.	44
4.17	Security Documents	45
4.18	Senior Indebtedness	45

SECTION 5. CONDITIONS PRECEDENT	45

5.1	Conditions to Effectiveness	45
5.2	Conditions to Making of Delayed-Draw Term Loans on each Delayed-Draw Effective Date	46
5.3	Conditions to Each Extension of Credit	47
5.4	Conditions to Amendment Effective Date	48

SECTION 6. AFFIRMATIVE COVENANTS	49

6.1	Financial Statements	49
6.2	Certificates; Other Information	50
6.3	Payment of Obligations	51
6.4	Conduct of Business and Maintenance of Existence, etc.	51
6.5	Maintenance of Property; Insurance	51
6.6	Inspection of Property; Books and Records; Discussions	51
6.7	Notices	52
6.8	Environmental Laws	52
6.9	Additional Collateral, etc.	52
6.10	After-Acquired Stations	54
6.11	Cooperation	54

SECTION 7. NEGATIVE COVENANTS	54

7.1	Financial Condition Covenants	54
7.2	Limitation on Indebtedness	55
7.3	Limitation on Liens	56
7.4	Limitation on Fundamental Changes	58
7.5	Limitation on Sale of Assets	59
7.6	Limitation on Dividends	60
7.7	Limitation on Capital Expenditures	61
7.8	Limitation on Investments, Loans and Advances	61
7.9	Limitation on Optional Payments	62
7.10	Limitation on Transactions with Affiliates	62
7.11	Limitation on Sales and Leasebacks	62
7.12	Limitations on Change in Holding Company Status	63
7.13	Deposit Accounts and Securities Accounts	63

SECTION 8. EVENTS OF DEFAULT	63

SECTION 9. THE ADMINISTRATIVE AGENT	66

9.1	Appointment	66
9.2	Delegation of Duties	66
9.3	Exculpatory Provisions	66
9.4	Reliance by Administrative Agent	66
9.5	Notice of Default	67
9.6	Non-Reliance on the Administrative Agent and Other Lenders	67
9.7	Indemnification	68
9.8	Agent in Its Individual Capacity	68
9.9	Successor Administrative Agent	68
9.10	Documentation Agents, Co-Documentation Agents and Syndications Agent	68

SECTION 10. MISCELLANEOUS	69

10.1	Amendments and Waivers	69
10.2	Notices	70
10.3	No Waiver; Cumulative Remedies	70
10.4	Survival of Representations and Warranties	71
10.5	Payment of Expenses and Taxes	71
10.6	Successors and Assigns; Participations and Assignments	71
10.7	Adjustments; Set-off.	74
10.8	Counterparts	75
10.9	Severability	75
10.10	Integration	75
10.11	GOVERNING LAW	75
10.12	Submission To Jurisdiction; Waivers	75
10.13	Acknowledgements	76
10.14	WAIVERS OF JURY TRIAL	76
10.15	Confidentiality	76
10.16	FCC Compliance	77
10.17	[RESERVED]	77
10.18	USA Patriot Act	77

SECTION 11. [RESERVED]	77

SCHEDULES:

1.1A                      Loans and Commitments

1.1B                      Mortgaged Properties

1.1D                      Stations and Licensed Subsidiaries

4.6                        Litigation

4.13                      Subsidiaries

4.15                      Environmental Matters

5.4(f)                    Deposit Accounts and Securities Accounts

7.2(e)                   Existing Indebtedness

7.3(f)                      Existing Liens

7.8(f)                      Existing Investments

EXHIBITS:

A                Form of Guarantee and Collateral Agreement
B                Form of Compliance Certificate
C                Form of Closing Certificate
E                Form of Assignment and Acceptance
F                Form of Legal Opinion of Covington & Burling LLP
G	Form of Legal Opinion of Covington & Burling LLP in connection with the Amendment and Restatement
H                Form of Swingline Loan Participation Certificate

I-1               Form of Revolving Credit Note

I-2               Form of Delayed-Draw Term Note

I-3               Form of Swingline Note

J                  Form of Borrowing Notice

K                 Form of Joinder or Increase Agreement

L                  Form of Stock Pledge Agreement

M                 Form of Permitted Acquisition Closing Certificate

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 4, 2005, as amended by that certain First Amendment, dated as of December 31, 2005, that certain Second Amendment, dated as of June 24, 2007 and that certain Third Amendment, dated as of August 25, 2008, and as further amended and restated as of July 31, 2009 (the “UAmendment and RestatementU”), among LIN TELEVISION CORPORATION, a Delaware corporation (the “UBorrowerU”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “ULendersU”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “UAdministrative AgentU”), as an Issuing Lender (as defined below) and as swingline lender (in such capacity, the “USwingline LenderU”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as syndication agent (in such capacity, the “USyndication AgentU”) and as an Issuing Lender, GOLDMAN SACHS CREDIT PARTNERS, L.P., BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agents (in such capacity, the “UDocumentation AgentsU”) and THE BANK OF NOVA SCOTIA and SUNTRUST BANK, as co-documentation agent (in such capacity, the “UCo-Documentation AgentsU”), and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacities, the “Joint Lead Arrangers”).

The parties hereto agree as follows:

SECTION 1.                                  0BDEFINITIONS

1.1 11BUDefined Terms

As used in this Agreement, the following terms shall have the following meanings:

“UABRU”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day UplusU 1/2 of 1% and (c) the Eurodollar Rate for a Eurodollar Loan with a one month interest period commencing on such day plus 1%. For purposes hereof, “UPrime RateU” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors); and “UFederal Funds Effective RateU” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“UABR LoansU”:  Loans the rate of interest applicable to which is based upon the ABR.

“UAdministrative AgentU”:  JPMorgan Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“UAffected Eurodollar LoansU”:  as defined in subsection 2.9(h).

“UAffiliateU”:  as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “UcontrolU” of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“UAgreementU”:  this Credit Agreement, as further amended, supplemented or otherwise modified from time to time.

“UAmendment Effective DateU”: July 31, 2009.

“UAmendment and RestatementU”: as defined in the preamble hereto.

“UApplicable MarginU”:  (a) 2.75% per annum, when used with reference to ABR Loans, and (b) 3.75% per annum, when used with reference to Eurodollar Loans.

“UApplicationU”:  an application, in such form reasonably acceptable to the Borrower and the Issuing Lender, requesting the Issuing Lender to open a Letter of Credit.

“UApproved FundU”:  as defined in subsection 10.6(b).

“UAsset SaleU”:  any Sale (excluding any sale and leaseback of assets permitted under subsection 7.11(a) (but for the avoidance of doubt, including any transactions permitted by subsection 7.11(b)), but including a Sale in connection with an Asset Swap Transaction (other than Asset Swap Transactions described in clause (iii) below)) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than (i) a Sale pursuant to subsections 7.5(a), 7.5(b) or 7.5(d) through (h); (ii) [RESERVED]; and (iii) a Sale pursuant to subsection 7.5(c) or (j) in respect of which the Net Cash Proceeds received by the Borrower and its Subsidiaries are $1,000,000 or less.

“UAsset Swap TransactionU”:  a substantially concurrent purchase and sale, or exchange, of a Broadcasting Asset of the Borrower or all the Capital Stock of, or other equity interests in, a Subsidiary owning a Broadcasting Asset, for a Broadcast Station or Broadcast Enterprise of another Person or group of affiliated Persons, or at least a majority of the Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, UprovidedU that (a) the Borrower shall receive, in exchange for such Broadcasting Asset, or Capital Stock of, or other equity interests in, such Subsidiary owning a Broadcasting Asset, a Broadcast Station or Broadcast Enterprise, or Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, (b) no Default or Event of Default will have occurred and be continuing or will result therefrom (including, without limitation, pursuant to subsection 7.1), (c) (i) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold or exchanged pursuant to subsection 7.5(j) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period (in each case calculated for the four fiscal quarters immediately preceding the sale or exchange) shall not exceed 25% of the Consolidated EBITDA of the Borrower for such immediately preceding four-fiscal-quarter period and (ii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold or exchanged pursuant to subsection 7.5(j) since the Effective Date (in each case calculated for the four fiscal quarters immediately preceding the sale or exchange) shall not exceed 50% of the Consolidated EBITDA of the Borrower in the aggregate, and (d) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest, to the extent contemplated by the Guarantee and Collateral Agreement, in any assets required to be secured pursuant to subsection 6.9 or any other Loan Document, subject to Liens permitted by subsection 7.3, and UprovidedU UfurtherU UthatU in the case of any exchange involving the acquisition of a Broadcasting Asset with a value in excess of $10,000,000 (i) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, a certificate of a Senior Responsible Officer substantially in the form of Exhibit M, copies of any exchange agreement in connection with such transaction, copies of opinions of counsel, including FCC counsel, delivered in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of the acquired Broadcast Station to the Borrower or its Subsidiary and (ii) on a pro forma basis (including any recurring improvements related to the acquired asset or the assets of the Person acquired) for the most recently completed four-fiscal quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default pursuant to subsection 7.1 will have occurred and be continuing, provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (ii), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, and the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent.

“UAssigneeU”:  as defined in subsection 10.6(b).

“UAvailable AmountU”: At any time (the “UReference TimeU”) an amount equal to (a) the sum, without duplication, of (i) $15,000,000 and (ii) when used in subsection 7.8 only, the amount of Net Cash Proceeds received in connection with any issuance of Capital Stock UminusU (b) the sum, without duplication, of (i) all Restricted Payments made pursuant to subsections 7.6(b) and (e), (ii) all Investments made pursuant to subsections 7.8(k), (n) and (o) and (iii) all prepayments made pursuant to subsection 7.9, in each case since the Amendment Effective Date and prior to the Reference Time.

“UAvailable Revolving Credit CommitmentU”:  as to any Lender at any time, an amount equal to (a) such Lender’s Revolving Credit Commitment UminusU (b) such Lender’s Revolving Extensions of Credit.

“UBenefited LenderU”:  as defined in subsection 10.7(a).

“UBoardU”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“UBorrowerU”:  as defined in the introductory paragraph of this Agreement.

“UBorrowing DateU”:  any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders or Swingline Lender to make Loans or Swingline Loans hereunder.

“UBroadcast Cash FlowU”: for any period, the sum of Consolidated EBITDA plus amounts expensed during such period for corporate expenses (including corporate expenses of LIN TV).

“UBroadcast EnterpriseU”:  assets used and useful for the operation of broadcasting or entertainment businesses, or any businesses reasonably related thereto.

“UBroadcast StationU”:  all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including without limitation the rights to use such Station License.

“UBroadcasting AssetsU”:  collectively, any Stations and any Non-Station Assets of the Borrower and its Subsidiaries.

“UBusiness DayU”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, UprovidedU that when used in connection with a Eurodollar Loan, the term “UBusiness DayU” shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

“UCapital ExpendituresU”:  for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period).  The following items will be excluded from the definition of “UCapital ExpendituresU”:  (a) expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) expenditures to the extent made through barter transactions and (c) assets acquired pursuant to (i) Permitted Acquisitions, (ii) Asset Swap Transactions and (iii) a reinvestment of proceeds received in a sale permitted under subsection 7.5(a), (b) or (c) that does not constitute an Asset Sale.

“UCapital Lease ObligationsU”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“UCapital StockU”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“UCash BalanceU”: as defined in subsection 2.9(f).

“UCash Balance LimitU”: as defined in subsection 2.9(f).

“UCash EquivalentsU”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing on or within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers’ acceptances and repurchase agreements, or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus (or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus) of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services or P-2 by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) money market accounts or funds with or issued by Qualified Issuers; and (e) repurchase agreements with a term of not more than one year for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above.

“UChange of ControlU”:  the earliest to occur of (a) a majority of directors of LIN TV consisting of directors who are not, as of the date of determination, Continuing Directors, (b) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) excluding the holders of record and “beneficial owners” (as defined in Rules 13(d) 3 and 13(d) 5 under such Act) of outstanding shares of Class B and Class C common stock of LIN TV on the Amendment Effective Date (including Hicks Muse and their Affiliates and Subsidiaries and their respective general or limited partners), becoming beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock of LIN TV and (c) a Change of Control as defined in any document pertaining to any Senior Subordinated Indebtedness in an aggregate outstanding principal amount in excess of $100,000,000 or any Senior Unsecured Indebtedness in an aggregate outstanding principal amount in excess of $100,000,000; provided that the conversion by Hicks Muse (or any of its Affiliates or Subsidiaries or any of their respective general or limited partners) of Class B Common Stock of LIN TV into Class A Common Stock, Class C Common Stock or any other voting common stock of LIN TV pursuant to the terms of the Class B Common Stock and any conversion of the Class C Common Stock in connection therewith shall not constitute a Change of Control.

“UCodeU”:  the Internal Revenue Code of 1986, as amended from time to time.

“UCo-Documentation AgentsU”:  as defined in the introductory paragraph of this Agreement.

“UCommitmentU”:  as to any Lender, the sum of the Delayed-Draw Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“UCommitment Fee RateU”:  (i) 0.75% per annum if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is greater than 6.00x and (ii) 0.50% per annum if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is less than or equal to 6.00x.

“UCommonly Controlled EntityU”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“UCompliance CertificateU”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“UConsolidated Cash Interest ExpenseU”:  for any period, Consolidated Interest Expense (including, without limitation, that attributable to Capital Lease Obligations but excluding capitalized financing fees), net of cash interest income of the Borrower and its Subsidiaries, for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following:  (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees and (b) plus the sum of cash payments made by the Borrower or any of its Subsidiaries during such period in respect of the items referred to in clause (a)(i) of this definition to the extent previously subtracted pursuant to clause (a) of this definition (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

“UConsolidated Current AssetsU”:  at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “Utotal current assetsU” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“UConsolidated Current LiabilitiesU”:  at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“UConsolidated EBITDAU”:  for any period:

(a) Net Income for such period; plus

(b) without duplication, the sum of the following items (to the extent deducted in the computation of such Net Income for such period):

(i) depreciation expense;

(ii) amortization expense (including amortization in respect of Film Obligations and other amortized film expense) and amortization of intangibles (including goodwill, organizational costs and impairments);

(iii) Consolidated Interest Expense;

(iv) income and franchise tax expense;

(v) any extraordinary and unusual losses (net of income taxes);

(vi) to the extent identified and reasonably satisfactory to the Administrative Agent, any cost savings realized in connection with any acquired Broadcasting Assets;

(vii) for any pro forma period for an acquisition, any recurring improvements to Consolidated EBITDA as a result of any acquired Broadcasting Assets;

(viii) other non-cash charges (excluding barter expenses and trade expenses);

(ix) (A) non-recurring charges for severance payments and similar activities and (B) acquisition-related charges and expenses in accordance with SFAS No. 141(R) (or any successor standard adopted by the Financial Accounting Standards Board, the International Accounting Standards Board or any other standard setter applicable to the Borrower) not exceeding, in the aggregate for both clauses (A) and (B) above, $15,000,000 for the period starting on the Amendment Effective Date and ending on the Delayed-Draw Maturity Date; and

less (c) without duplication, the sum of the following items for such period:

(i) all cash payments originally scheduled to be made during such period in respect of Film Obligations;

(ii) any extraordinary and unusual gains (net of income taxes), to the extent included in the computation of Net Income for such period;

(iii) non-cash gains included in Net Income for such period (excluding barter and trade revenues); and

(iv) cash dividends or other distributions made by the Borrower to LIN TV for its reasonable corporate overhead expenses.

Consolidated EBITDA for any period will be adjusted to (A) exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such asset or business had not been owned by the Borrower or any of its Subsidiaries prior to the date of determination) and (B) include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by the Borrower or any of its Subsidiaries prior to the date of determination).

“UConsolidated Interest Coverage RatioU”:  for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

“UConsolidated Interest ExpenseU”:  for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness determined on a consolidated basis in accordance with GAAP, after giving effect to any interest rate protection agreements with respect to such Indebtedness but excluding non-cash deferred financing costs (other than for purposes of the definition of the term “UConsolidated EBITDAU”).  Consolidated Interest Expense for any period will be adjusted to (A) exclude the Consolidated Interest Expense attributable to any Indebtedness repaid or assumed by a third party in connection with the Sale of any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such Indebtedness had not been outstanding prior to the date of determination) and (B) include the Consolidated Interest Expense attributable to any Indebtedness incurred or assumed in connection with the acquisition of any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such Indebtedness had been outstanding prior to the date of determination).

“UConsolidated Leverage RatioU”:  as of the last day of any period of four fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“UConsolidated Net IncomeU”:  for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“UConsolidated Senior DebtU”: at any date, Consolidated Total Debt at such date less the aggregate principal amount at such date of all Indebtedness of the Borrower and its Subsidiaries that is subordinated in right of payment to the Obligations, including all Subordinated Indebtedness, including, without limitation, any subordinated Indebtedness assumed in connection with a Permitted Acquisition or an Asset Swap Transaction.

“UConsolidated Senior Leverage RatioU”: as of the last day of any period of four fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

“UConsolidated Total DebtU”:  at any date, the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“UConsolidated Working CapitalU”:  at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“UContinuing DirectorsU”: (i) any member of the board of directors of LIN TV who was a member of such board of directors on the Amendment Effective Date, (ii) any member of the board of directors of LIN TV who was nominated for election or elected to such board of directors with the approval of a majority of the members of such board of directors referred to in clause (i), and (iii) any member of the board of directors nominated for election or elected to such board of directors with the approval of a majority of the members of such board of directors referred to in clause (i) and (ii).

“UContractual ObligationU”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC) to which such Person is a party or by which it or any of its property is bound.

“UDefaultU”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, unless cured or waived, has been satisfied.

“UDelayed-Draw Commitment PeriodU”:  the period from and including the Effective Date to and including the Final Delayed-Draw Availability Date, or if such date is not a Business Day, the Business Day next preceding such date.

“UDelayed-Draw Effective DateU”:  the date on which the conditions precedent to the making of the Delayed-Draw Term Loans for the financing of (a) the portion of the Emmis Acquisition being consummated on such date and/or (b) the Revolving Credit Loans being prepaid (including any amounts owing pursuant to subsection 2.18) in accordance with subsection 2.8, in each case, as set forth in subsection 5.2, are satisfied.  Each reference herein to “UDelayed-Draw Effective DateU” shall be deemed to be a reference to the relevant Delayed-Draw Term Loans with respect to the relevant portion of the Emmis Acquisition being funded and/or the Revolving Credit Loans being prepaid, as applicable.

“UDelayed-Draw Maturity DateU”:  November 4, 2011.

“UDelayed-Draw Term Loan CommitmentsU”:  As to any Lender, the obligation of such Lender to make a Delayed-Draw Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Borrower Delayed-Draw Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A attached hereto.  The aggregate amount of the Delayed-Draw Term Loan Commitments is $275,000,000.

“UDelayed-Draw Term Loan FacilityU”:  as defined in the definition of the term “UFacilityU”.

“UDelayed-Draw Term Loan LenderU”:  each Lender which has a Delayed-Draw Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(b), a Delayed-Draw Term Loan.

“UDelayed-Draw Term Loan PercentageU”:  as to any Delayed-Draw Term Loan Lender at any time, the percentage which such Lender’s Delayed-Draw Term Loan Commitment then constitutes of the aggregate Delayed-Draw Term Loan Commitments (or, at any time after the earlier of (x) the date as of which the Delayed-Draw Term Loans have been fully borrowed, (y) the Final Delayed-Draw Availability Date and (z) the date as of which the Delayed-Draw Term Loan Commitments have been terminated, the percentage which the principal amount of such Lender’s Delayed-Draw Term Loans then outstanding constitutes of the aggregate principal amount of the Delayed-Draw Term Loans then outstanding).

“UDelayed-Draw Term LoansU”:  as defined in subsection 2.1(a).

“UDelayed-Draw Term NoteU”:  as defined in subsection 10.6(e).

“UDeposit AccountU”: a “Udeposit accountU” as defined in the UCC.

“UDocumentation AgentsU”: as defined in the introductory paragraph of this Agreement.

“UDollarsU” and “U$U”:  lawful currency of the United States of America.

“UEffective DateU”:  November 4, 2005.

“UEmmis AcquisitionU”:  the acquisition from the Seller of all right, title and interest of Seller in and to certain assets and properties of Seller, real and personal, tangible and intangible, that are used or held for use in the operation of certain television broadcast stations, pursuant to, and as more fully described in, that certain Asset Purchase Agreement, dated as of August 19, 2005 between the Seller and the Borrower.  For purposes hereof, “USellerU” shall mean Emmis Television License, LLC and Emmis Indiana Broadcasting, L.P.

“UEnvironmental LawsU”:  any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

“UEnvironmental LiabilityU”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“UERISAU”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“UEurocurrency Reserve RequirementsU”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“UEurodollar Base RateU”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on such screen), the “UEurodollar Base RateU” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“UEurodollar LoansU”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“UEurodollar RateU”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

U             Eurodollar Base Rate            U

1.00 - Eurocurrency Reserve Requirements

“UEurodollar TrancheU”:  the collective reference to Eurodollar Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“UEvent of DefaultU”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“UExcess Cash FlowU”:  for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of any non-cash losses, to the extent deducted in arriving at such Consolidated Net Income, over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Delayed-Draw Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Delayed-Draw Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of any non-cash gains, to the extent included in arriving at such Consolidated Net Income, (vii) the aggregate amount of all payments made pursuant to subsections 7.6 (a), (c) and (e) (to the extent not deducted in arriving at such Consolidated Net Income) during such fiscal year, and (viii) the aggregate net amount of all Investments made pursuant to subsection 7.8(n) during such fiscal year.

“UExcess Cash Flow Application DateU”:  as defined in subsection 2.9(c).

“UExisting Credit AgreementU”: the Credit Agreement, dated as of March 11, 2005 among the Borrower, Televicentro of Puerto Rico, LLC, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase, as administrative agent, as issuing lender, and as swingline lender, Deutsche Bank Trust Company Americas, as syndication agent, and as an Issuing Lender, Bank of America, N.A., The Bank of Nova Scotia and Wachovia Bank, National Association, as documentation agents, Suntrust Bank, as co-documentation agent and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners.

“UFacilityU”:  each of (a) the Delayed-Draw Term Loan Commitments and the Delayed-Draw Term Loans made thereunder (the “UDelayed-Draw Term Loan FacilityU”), (b) the Swingline Loan Commitment and the Swingline Loans made thereunder and (c) the aggregate Revolving Credit Commitments and the Total Revolving Extensions of Credit made thereunder (the “URevolving Credit FacilityU”).

“UFCCU”:  the Federal Communications Commission or any Governmental Authority substituted therefor.

“UFederal Funds Effective RateU”:  as defined in the definition of the term “UABRU”.

“UFee Payment DateU”:  (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Delayed-Draw Commitment Period or the Revolving Credit Commitment Period, as the case may be.

“UFilm ObligationsU”:  all obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of the Borrower and its Subsidiaries.

“UFinal Delayed-Draw Availability DateU”:  November 4, 2006.

“UFinal OrderU”:  with respect to the assignment or transfer of control of the Station Licenses for any Station, an order of the FCC approving such assignment or transfer that is final (i.e., no longer subject to further judicial or administrative review), as to which no requests for judicial or administrative review are pending, and that has not been reversed, stayed, enjoined, set aside, annulled or suspended.

“UFunded DebtU”:  as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“UGAAPU”:  generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination. In the event that any “UAccounting ChangeU” (as defined below) shall occur, if the Borrower notifies the Administrative Agent that the Borrower wishes to, or the Administrative Agent notifies the Borrower that the Required Lenders wish to, amend any financial covenants, standards or terms in this Agreement to eliminate the effect of such Accounting Change, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders or the Borrower or the Required Lenders, as the case may be, shall have withdrawn the request for amendment, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. The term “UAccounting ChangesU” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants, the Securities and Exchange Commission (if applicable), successors to any of the foregoing or agencies with similar functions to any of the foregoing, or such other entity the statements of which are in general use by significant segments of the accounting profession.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

“UGECCU”:  General Electric Capital Corporation, a New York corporation.

“UGovernmental AuthorityU”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“UGuarantee and Collateral AgreementU”:  the Guarantee and Collateral Agreement, dated the date hereof, executed and delivered by the Borrower and each Subsidiary Guarantor, as the same may be further amended, supplemented or otherwise modified from time to time.

“UGuarantee ObligationU”:  as to any Person (the “Uguaranteeing personU”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the “Uprimary obligationsU”) of any other third Person (the “Uprimary obligorU”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “UGuarantee ObligationU” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“UHicks MuseU”:  HM Capital Partners LLC (formerly, Hicks, Muse, Tate & Furst Incorporated), any of its Affiliates and Subsidiaries, and any fund that it (or any of its Affiliates or Subsidiaries) sponsors or manages.

“UIncurU”:  as defined in subsection 7.2; and the term “UIncurrenceU” shall have a correlative meaning.

“UIndebtednessU”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person’s business and obligations created through the use of purchase cards and credit cards), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), UprovidedU, UhoweverU, that the amount of such Indebtedness of any Person described in this clause (d) shall, for the purposes of the Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under a bankers’ acceptance, letter of credit or similar facilities, (g) the obligations of such Person under any Interest Rate Protection Agreement, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and on which obligations such Person has recourse only to such property; UprovidedU, UhoweverU, that the amount of such Indebtedness of any Person described in this clause (i) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

“UInsolvencyU”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“UInsolventU”:  pertaining to a condition of Insolvency.

“UIntellectual PropertyU”:  as defined in subsection 4.8.

“UInterest Payment DateU”:  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of repayment thereof at final stated maturity.

“UInterest PeriodU”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, in the case of Revolving Credit Loans, or the Delayed-Draw Maturity Date, in the case of Delayed-Draw Term Loans, shall end on the Revolving Credit Termination Date or the Delayed-Draw Maturity Date, as applicable; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“UInterest Rate Protection AgreementU”:  any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the Effective Date or becomes a party or a beneficiary thereafter.

“UInvestmentU” as defined in subsection 7.8.

“UIssuing LenderU”:  JPMorgan Chase, Deutsche Bank Trust Company Americas or any other Lender selected by the Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld), and any of their respective affiliates, each in its capacity as issuer of any Letter of Credit.  Each reference herein to “Uthe Issuing LenderU” shall be deemed to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

“UJoint Venture LoanU”:  the non-amortizing senior secured note due 2023 in the amount of $815,500,000 issued by LLC and payable to GECC.

“UJoint Venture Loan GuaranteeU”:  the guarantee executed by LIN TV in connection with the Joint Venture Loan.

“UJPMorgan ChaseU”:  JPMorgan Chase Bank, N.A.

“UL/C CommitmentU”:  $15,000,000.

“UL/C Fee Payment DateU”:  the third Business Day following the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“UL/C ObligationsU”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

“UL/C ParticipantsU”:  with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

“ULendersU”:  as defined in the introductory paragraph of this Agreement.  “ULenderU” shall in any event include the Issuing Lender and the Swingline Lender.

“ULetters of CreditU”:  as defined in subsection 3.1(a), UprovidedU that to the extent the Borrower shall have deposited amounts in a cash collateral account for the benefit of the Lenders, the Letters of Credit relating thereto shall be deemed not to be Letters of Credit for purposes of this Agreement.

“ULicense SubsidiaryU”:  (a) with respect to each Station owned on the Effective Date, each Subsidiary listed opposite such Station’s name on Schedule 1.1D and (b) with respect to any Station acquired after the Effective Date, the Subsidiary or Subsidiaries of the Borrower that shall hold the Station Licenses under the authority of which such Station is operated, provided that, in the case of Subsidiaries referred to in clause (b) above, each such Subsidiary shall be a single purpose entity the sole purpose of which shall be to hold Station Licenses and to perform related functions with respect thereto, unless otherwise agreed by the Administrative Agent (such agreement not to be unreasonably withheld).

“ULienU”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) but not including a lien for taxes that are not delinquent.

“ULIN TexasU”:  LIN Television of Texas, LP, a Delaware limited partnership.

“ULIN TVU”:  LIN TV Corp., a Delaware corporation and the parent of the Borrower.

“ULIN TV Common StockU”:  the Class A Common Stock of LIN TV, par value $0.01 per share.

“ULLCU”:  Station Venture Holdings, LLC, a Delaware limited liability company.

“ULLC AgreementU”:  the Station Venture Holdings, LLC Amended and Restated Limited Liability Company Agreement dated as of January 15, 1998, between Outlet and LIN Texas.

“ULoanU”:  any loan made by any Lender pursuant to this Agreement.

“ULoan DocumentsU”:  this Agreement, the Security Documents, and the Notes, if any.

“ULoan PartiesU”:  the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

“UMajority Delayed-Draw Term Loan Facility LendersU”:  the Majority Facility Lenders in respect of the Delayed-Draw Term Loan Facility.

“UMajority Facility LendersU”:  with respect to any Facility, Lenders which collectively are the holders of more than 50% of the aggregate unpaid principal amount of the Delayed-Draw Term Loans (or, prior to the termination of the Delayed-Draw Term Loan Commitments, Lenders which are collectively the holders of more than 50% of the aggregate Delayed-Draw Term Loan Commitments) or of the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments thereunder, Lenders which are collectively the holders of more than 50% of the aggregate Revolving Credit Commitments).

“UMajority Revolving Credit Facility LendersU”:  the Majority Facility Lenders in respect of the Revolving Credit Facility.

“UMaterial Adverse EffectU”:  a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement and the other Loan Documents or the rights or remedies of the Administrative Agent, the Swingline Lender, the Issuing Lender or the other Lenders hereunder and thereunder.

“UMaterials of Environmental ConcernU”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“UMortgaged PropertiesU”:  the real properties listed in Part 2 of Schedule 1.1B under the caption “Mortgaged Properties”.

“UMortgagesU”:  each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“UMultiemployer PlanU”:  a Plan which is a multiemployer plan as defined in Section 4001 (a) (3) of ERISA.

“UNet Cash ProceedsU”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, notarial fees, accountants’ fees, investment banking fees, appraisal fees, survey costs, title insurance premiums, amounts to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys’ fees, notarial fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

“UNet Consolidated RevenueU”: at a particular date, all amounts which would, in conformity with GAAP, be set opposite the caption “Net Revenues” (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date.

“UNet IncomeU”:  at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption “Net Income” (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date; UprovidedU that in no event shall Net Income include the net income or loss of Banks Broadcasting, Inc., and UprovidedU UfurtherU that such amount shall be adjusted to exclude (to the extent otherwise included therein) (a) earnings or losses attributable to any Person (other than the LLC) in which the Borrower or any of its Subsidiaries has a joint interest with third parties, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Subsidiary by such other Person in cash during such period and (b) any earnings or losses attributable to the interest of the Borrower or any of its Subsidiaries in the LLC, except for any such earnings to the extent of (i) actual distributions of Distributable Cash (as defined in the LLC Agreement) in respect of such interest made to the Borrower or any of its Subsidiaries and (ii) amounts that would have constituted Distributable Cash and would have been required to be distributed to the Borrower and its Subsidiaries in respect of such interest but for the reserve requirement of Section 8.06 of the LLC Agreement.

“UNon-Consenting LenderU”:  as defined in subsection 2.20.

“UNon-Excluded TaxesU”:  as defined in subsection 2.17(a).

“UNon-Funding LenderU”:  as defined in subsection 2.15(c).

“UNon-Station AssetU”:  all of the assets used and useful for the operation of the Borrower’s and its Subsidiaries’ broadcasting and entertainment businesses, other than the Stations.

“UNon-U.S. LenderU”:  as defined in subsection 2.17(b).

“UNotesU”:  the collective reference to the Delayed-Draw Term Notes, the Revolving Credit Notes and the Swingline Notes.

“UObligationsU”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or any other Lender (or, in the case of Interest Rate Protection Agreements, any counterparty thereto who was a Lender (or any affiliate of any Lender) at the time such Interest Rate Protection Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with counterparty who was a Lender (or any affiliate of any Lender) at the time such Interest Rate Protection Agreement was entered into or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any other Lender that are required to be paid by the Borrower pursuant hereto).

“UOutletU”: Outlet Broadcasting, Inc., a Rhode Island corporation.

“UParticipantU”:  as defined in subsection 10.6(c).

“UParent GuaranteeU”: the guarantee dated as of November 4, 2005 made by LIN TV in favor of JP Morgan Chase as Administrative Agent under this Agreement.

“UPBGCU”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“UPermitted AcquisitionU”:  the acquisition by the Borrower or any of its Subsidiaries of one or more Broadcast Stations or Broadcast Enterprises, or at least a majority of the capital stock of, or other equity interests in, any other Person whose primary business is the ownership and operation of one or more Broadcast Stations or Broadcast Enterprises, in the United States UprovidedU that (a) no Default or Event of Default will have occurred and be continuing or will result therefrom (including, without limitation, pursuant to subsection 7.1), and (b) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest, to the extent contemplated by the Guarantee and Collateral Agreement, in any assets required to be secured pursuant to subsection 6.9 or any other Loan Document, subject to Liens permitted by subsection 7.3, and UprovidedU UfurtherU that for any acquisition involving consideration in excess of $10,000,000, (i) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, a certificate of a Senior Responsible Officer substantially in the form of Exhibit M, copies of any acquisition documents in connection with such acquisition and copies of opinions of counsel, including FCC counsel, delivered in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of any acquired Broadcast Station to the Borrower or its Subsidiary and (ii) on a UproU UformaU basis (including any recurring improvements related to the acquired asset or the assets of the Person acquired) for the most recently completed four-fiscal quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default pursuant to subsection 7.1 will have occurred and be continuing, provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (ii), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, and the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent.  For the avoidance of doubt, the parties hereto agree that the Emmis Acquisition is a Permitted Acquisition.

“UPermitted SaleU”: the sale by the Borrower of Televicentro of Puerto Rico, LLC  and certain other Subsidiaries of the Borrower pursuant to, and the other transactions contemplated by, the Stock Purchase Agreement dated October 18, 2006, between the Borrower and InterMedia Partners VII, L.P.

“UPersonU”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“UPlanU”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “UemployerU” as defined in Section 3(5) of ERISA.

“UPledged StockU”:  as defined in the Guarantee and Collateral Agreement.

“UPrime RateU”:  as defined in the definition of the term “UABRU”.

“UProjectionsU”:  as defined in subsection 6.2(b).

“UPropertyU”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“UQualified IssuerU”:  any financial institution (a) which has, or whose obligations are guaranteed by an affiliated financial institution which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated, or whose parent’s outstanding short-term debt securities are rated, at least A-2 by Standard & Poor’s Ratings Services or at least P-2 by Moody’s Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“URebuilding NoticeU”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all of the Net Cash Proceeds of a Recovery Event to repair, rebuild or replace Property that is the subject of such Recovery Event.

“URecovery EventU”:  any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding or deed in lieu thereof relating to any Property of the Borrower or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields Net Cash Proceeds to the Borrower or any of its Subsidiaries of $1,000,000 or less.

“UReference TimeU”: as defined in the definition of “Available Amount”.

“URefunded Swingline LoansU”:  as defined in subsection 2.4(c)(ii).

“URegisterU”:  as defined in subsection 10.6(b).

“UReimbursement ObligationsU”:  with respect to any Letter of Credit, the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under the Letters of Credit.

“UReorganizationU”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“UReportable EventU”:  any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to Section 4043(b) of ERISA.

“URequired LendersU”:  Lenders, other than Non-Funding Lenders, which collectively are the holders of more than 50% of the sum of (i) the aggregate Delayed-Draw Term Loan Commitments held by Lenders (other than Non-Funding Lenders) or, if the Delayed-Draw Term Loan Commitments shall have been terminated, the outstanding principal amount of Delayed-Draw Term Loans held by Lenders (other than Non-Funding Lenders) and (ii) the aggregate Revolving Credit Commitments (determined without duplication for commitments of the Issuing Lender and the Swingline Lender to issue Letters of Credit or make Swingline Loans) held by Lenders (other than Non-Funding Lenders) or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit held by Lenders (other than Non-Funding Lenders).

“URequirement of LawU”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws or rules, regulations or orders, whether addressed to the Borrower or any of its Subsidiaries, of the FCC) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“UResponsible OfficerU”:  the chief executive officer, the president, any vice president or senior or executive vice president, the treasurer or any assistant treasurer, the secretary or assistant secretary, the chief financial officer (or officer having comparable duties) and the controller of the Borrower in each case acting solely in such capacity and without personal liability.

“URestricted PaymentU” as defined in subsection 7.6.

“URestructuring AdvisorU”: if any, the restructuring advisor to the Administrative Agent hired by the Administrative Agent or its counsel, in its sole discretion or at the request of the Required Lenders, provided that the Administrative Agent shall have (i) notified the Borrower of the identity of the proposed restructuring advisor prior to hiring such restructuring advisor and (ii) provided the Borrower an opportunity to consult with the Administrative Agent regarding such proposed hire.

“URevolving Credit CommitmentU”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans, and to participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “URevolving Credit CommitmentU” opposite such Lender’s name on Schedule 1.1A, as the same may be reduced from time to time pursuant to the terms hereof.  The aggregate amount of the Revolving Credit Commitments as of the Amendment Effective Date is $225,000,000.

“URevolving Credit Commitment PeriodU”:  the period from and including the Effective Date to the Revolving Credit Termination Date.

“URevolving Credit FacilityU”:  as defined in the definition of the term “Facility”.

“URevolving Credit LenderU”:  each Lender which has a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(b), Revolving Credit Loans or has participations in outstanding Letters of Credit or Swingline Loans.

“URevolving Credit LoansU”:  as defined in subsection 2.4(a).

“URevolving Credit NoteU”:  as defined in subsection 10.6(e).

“URevolving Credit PercentageU”:  as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

“URevolving Credit Termination DateU”:  the earlier of (a) the Scheduled Revolving Credit Termination Date or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be earlier terminated pursuant hereto.

“URevolving Extensions of CreditU”:  as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Swingline Exposure at such time.

“USaleU”:  as defined in subsection 7.5.

“UScheduled Revolving Credit Termination DateU”:  November 4, 2011.

“USecurities AccountU”: a “securities account” as defined in the UCC.

“USecurity DocumentsU”:  the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Parent Guarantee, the Stock Pledge Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“USenior Responsible OfficerU”: the chief executive officer, the president, any senior or executive vice-president, the treasurer, the chief financial officer and the general counsel of the Borrower in each case acting solely in such capacity and without personal liability.

“USenior Subordinated NotesU”: the Borrower’s 6½% Senior Subordinated Notes due 2013 and the Borrower’s 6½% Senior Subordinated Notes due 2013-Class B.

“USenior Unsecured IndebtednessU”:  unsecured Indebtedness of the Borrower, provided that, to the extent incurred after the Effective Date, such Indebtedness has no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to one year after the Delayed-Draw Maturity Date.

“USingle Employer PlanU”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“UStation LicensesU”:  (a) with respect to the Borrower or any of its Subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower or any of its Subsidiaries has the right to operate any Station, together with any extensions or renewals thereof and (b) with respect to any other Person, all authorizations, licenses or permits issued by the FCC and granted or assigned to such Person, or under which such Person has the right to operate any Broadcast Station, together with any extensions or renewals thereof.

“UStationsU”:  collectively, the Broadcast Stations owned from time to time by the Borrower and its Subsidiaries.  Schedule 1.1D sets forth a complete list of Stations as of the Effective Date.

“UStock Pledge AgreementU”: the stock pledge agreement, in substantially the form of Exhibit L (Form of Stock Pledge Agreement) attached hereto, executed and delivered by LIN TV.

“USubordinated IndebtednessU”: Indebtedness of the Borrower, including the Senior Subordinated Notes, that is subordinated in right of payment to the Obligations, provided that, to the extent incurred after the Effective Date, such Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the date that is one year after the Delayed-Draw Maturity Date, (b) no financial maintenance covenants and (c) customary subordination provisions as shall be reasonably satisfactory to the Administrative Agent.

“USubsidiaryU”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, (a) all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) unless re-designated as a Subsidiary, the Unrestricted Subsidiaries shall not be treated as Subsidiaries (and, to the extent applicable, a Loan Party), except for purposes of subsections 4.3, 4.6 through 4.9, 4.11, 4.13, 4.15 and 4.16, 6.1 through 6.5, 6.8, 6.9, 7.2 through 7.9, 7.10, 7.11, Section 8 or any defined terms used therein.

“USubsidiary GuarantorU”:  each Subsidiary of the Borrower party to the Guarantee and Collateral Agreement.

“USwingline ExposureU”:  at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Revolving Credit Percentage of the aggregate Swingline Exposure at such time.

“USwingline LenderU”:  as defined in the introductory paragraph of this Agreement.

“USwingline Loan CommitmentU”:  the obligation of the Swingline Lender to make Swingline Loans to the Borrower hereunder. The original amount of the Swingline Loan Commitment is $10,000,000.

“USwingline Loan Participation CertificateU”:  a certificate in substantially the form of Exhibit H.

“USwingline LoansU”:  as defined in subsection 2.4(c)(i).

“USwingline NoteU”:  as defined in subsection 10.6(e).

“USyndication AgentU”:  as defined in the introductory paragraph of this Agreement.

“UTest PeriodU”:  any period of four consecutive fiscal quarters of the Borrower most recently ended.

“UThird Amendment Effective DateU”: August 25, 2008.

“UTotal Revolving Extensions of CreditU”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

“UTransfereeU”:  as defined in subsection 10.6(f).

“UTypeU”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UUCCU”: the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“UUniform CustomsU”:  the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

“UUnrestricted SubsidiaryU”: any Subsidiary of the Borrower that is formed or acquired after the Third Amendment Effective Date and that at the time such Subsidiary is formed or acquired (or promptly thereafter) the Borrower designates such Subsidiary as an Unrestricted Subsidiary in a written notice to the Administrative Agent, UprovidedU, that (i) such designation shall be deemed an Investment under subsection 7.8(k) in an amount equal to the sum of the Borrower’s direct and indirect equity ownership percentage of the net worth of such Unrestricted Subsidiary immediately prior to or simultaneously with such designation and (ii) no Default or Event of Default would result from such designation, UprovidedU, UhoweverU, that at the time of any written designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall be treated as a Subsidiary to the extent no Default or Event of Default would result from such designation.  An Unrestricted Subsidiary which has been designated as a Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

“UWholly Owned SubsidiaryU”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“UWholly Owned Subsidiary GuarantorU”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 12BUOther Definitional Provisions

.U  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) 116BAs used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) 117BThe words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “UshallU”.  Except as otherwise provided in this Agreement, references to agreements and contracts shall be deemed to refer to such agreements or contracts as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and references to any law, treaty, rule or regulation of any Governmental Authority shall be deemed to refer to such law, treaty, rule or regulation as amended from time to time.

(d) 118BThe meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                                  1BAMOUNT AND TERMS OF COMMITMENTS

2.1 13BUTerm Commitments

(a)  Subject to the terms and conditions hereof, each Delayed-Draw Term Loan Lender severally agrees to make term loans (“UDelayed-Draw Term LoansU”) on each Delayed-Draw Effective Date to the Borrower in an aggregate principal amount not to exceed the then unused portion of the Delayed-Draw Term Loan Commitments.

(b) 119B[RESERVED]

(c) 120BThe Delayed-Draw Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

2.2 14BUProcedure for Delayed-Draw Term Loan Borrowing

.U  The Borrower may borrow under the Delayed-Draw Term Loan Commitments during the Delayed-Draw Commitment Period, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date (which notice may be conditional upon the closing of the portion of the Emmis Acquisition to be financed by such borrowing), in the case of ABR Loans (except that such notice must be received by the Administrative Agent prior to 9:00 a.m., New York City time, on the Delayed-Draw Effective Date in the case of ABR Loans requested to be borrowed on such date)) specifying (i) the amount and Type of Delayed-Draw Term Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Each such notice shall be given by the Borrower in the form of Exhibit J.  Each Borrowing under the Delayed-Draw Term Loan Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate amount of unused Delayed-Draw Term Loan Commitments is less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 thereof.  Upon receipt of such notice the Administrative Agent shall promptly notify each Delayed-Draw Term Loan Lender thereof.  Not later than 12:00 Noon, New York City time, on such Borrowing Date, each Delayed-Draw Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the Delayed-Draw Term Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Delayed-Draw Term Loan Lenders in like funds as received by the Administrative Agent.

2.3 15BURepayment of Delayed-Draw Term Loans

.U  The Delayed-Draw Term Loan of each Lender made or apportioned to the Borrower shall mature in consecutive quarterly installments payable by the Borrower on the last day of March, June, September and December of each year, commencing on December 31, 2007.  Each such installment shall be (i) with respect to installments payable prior to the Delayed-Draw Maturity Date, in an aggregate amount equal to such Lender’s Delayed-Draw Term Loans as of the Final Delayed-Draw Availability Date multiplied by 3.75% and (ii) with respect to the installment payable on the Delayed-Draw Maturity Date, in an amount equal to such Lender’s Delayed-Draw Term Loan Percentage multiplied by the then outstanding aggregate principal amount of the Delayed-Draw Term Loans.

2.4 16BURevolving Credit Commitments

.U  (a)  Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (“URevolving Credit LoansU”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender’s Swingline Exposure at such time and Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof.  The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

(b) 121BThe Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date and all outstanding Swingline Loans on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made.

(c) 122B(i)  Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (“USwingline LoansU”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that at no time may the Total Revolving Extensions of Credit exceed the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Loan Commitment by borrowing, prepaying, in whole or in part, and reborrowing the Swingline Loans, all in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans. The Borrower shall give the Swingline Lender irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Swingline Lender prior to 12:00 noon New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an aggregate minimum amount of $100,000, or a whole multiple of $25,000 in excess thereof. Each such notice shall be given by the Borrower in the form of Exhibit J. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by 2:00 p.m. New York City time on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying the Swingline Lender prior to 12:00 noon New York City time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000, or a whole multiple of $25,000 in excess thereof.

(ii) 202BThe Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.5, request each Revolving Credit Lender including the Swingline Lender to make a Revolving Credit Loan in an amount equal to such Lender’s Revolving Credit Percentage of the amount of the Swingline Loans outstanding on the date such notice (a copy of which shall be provided to the Borrower) is given (the “URefunded Swingline LoansU”). Unless any of the events described in paragraph (f) of Section 8 shall have occurred with respect to the Borrower (in which event the procedures of subparagraph (iii) of this subsection 2.4(c) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 p.m. New York City time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans.  The Administrative Agent shall notify the Borrower of any repayment of the Refunded Swingline Loans hereunder.  Effective on the day such Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under any Swingline Note and shall be Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages.  The Borrower authorizes the Swingline Lender to charge its account with the Administrative Agent (up to the amount available in each such account) upon any Refunded Swingline Loan becoming due, after the expiration of any applicable cure period, in order to immediately pay the amount of such Refunded Swingline Loan to the extent amounts received from the Revolving Credit Lenders were not sufficient to repay in full such Refunded Swingline Loan.

(iii) 203BIf prior to the making of a Revolving Credit Loan pursuant to subparagraph (ii) of this subsection 2.4(c) one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c)(ii), purchase an undivided participating interest in the Refunded Swingline Loan in an amount equal to (i) its Revolving Credit Percentage times (ii) the Refunded Swingline Loans. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.  The Administrative Agent shall notify the Borrower of any participations in a Refunded Swingline Loan acquired hereunder.

(iv) 204BWhenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

(v) 205BEach Revolving Credit Lender’s obligation to make the Loans referred to in subsection 2.4(c)(ii) and to purchase participating interests pursuant to subsection 2.4(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement or any other Loan Document by the Borrower or any of its Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) 123B[RESERVED]

(e) 124B[RESERVED]

(f) 125B[RESERVED]

(g) 126B[RESERVED]

2.5 17BUProcedure for Revolving Credit Borrowing

.U  The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date (which notice may be conditional upon the closing of a Permitted Acquisition to be financed by such borrowing), in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

2.6 18BUCommitment Fees, etc.

 U (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Delayed-Draw Term Loan Lender and each Revolving Credit Lender a commitment fee for the period from and including the Effective Date to the last day of the Delayed-Draw Commitment Period, the Revolving Credit Commitment Period or the commitment period with respect thereto, computed at the Commitment Fee Rate on the average daily amount of the unused Delayed-Draw Term Loan Commitment or the Available Revolving Credit Commitment of such Delayed-Draw Term Loan Lender or Revolving Credit Lender, as the case may be, during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Effective Date.  For purposes of calculating commitment fees under this subsection 2.6(a) only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans (other than Refunded Swingline Loans)

(b) 127BThe Borrower agrees to pay the Administrative Agent and the Joint Lead Arrangers the fees in the amounts and on the dates agreed to in writing by the Borrower and the Administrative Agent and Joint Lead Arrangers.

2.7 19BUTermination or Reduction of Commitments

(a)  The Delayed-Draw Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Final Delayed-Draw Availability Date.  The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Termination Date.

(b) 128BThe Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Delayed-Draw Term Loan Commitments, the Revolving Credit Commitments or, from time to time, to reduce the amount thereof, provided that (i) no such termination or reduction with respect to Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Swingline Loans and the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect and (ii) Any reduction pursuant to this subsection 2.7(b) shall be in an amount equal to $1,000,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Delayed-Draw Term Loan Commitments then in effect or the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Delayed-Draw Term Loan Lender, each Revolving Credit Lender and the Swingline Lender, as applicable, of the contents thereof.

(c) 129BEach notice of termination or reduction delivered by the Borrower under this subsection 2.7 shall be irrevocable, provided that any such notice may state that such notice is conditioned upon effectiveness of other financing, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied.

2.8 20BUOptional Prepayments

.U  The Borrower, may at any time and from time to time prepay its Loans, in whole or in part, without premium or penalty, upon written (or telephonic promptly confirmed in writing) notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection 2.18. Each notice of prepayment delivered by the Borrower under this subsection 2.8 shall be irrevocable, provided that any such notice may state that such notice is conditioned upon effectiveness of other financing, in which case such notice may be revoked by the Borrower, by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given (and not revoked), the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Delayed-Draw Term Loans may not be reborrowed. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments of ABR Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 thereof. Optional prepayments on account of the Delayed-Draw Term Loans shall be allocated among the Delayed-Draw Term Loans under the Delayed-Draw Term Loan Facility ratably based on the outstanding principal amount of the Delayed-Draw Term Loans under each such Facility and applied to the then remaining installments under each such Facility in accordance with subsection 2.15(d).

2.9 21BUMandatory Prepayments

(a) 1U30B.  (a)  If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with subsection 7.2 other than subsection 7.2(g)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence (or, if such Net Cash Proceeds are received after 2:00 P.M., New York City time, on the immediately succeeding Business Day) toward the prepayment of the Delayed-Draw Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(e).

(b) 131B[RESERVED]

(c) 132BIf, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2009 there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Delayed-Draw Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(e); UprovidedU, that, with respect to the fiscal year ending December 31, 2009, Excess Cash Flow shall be calculated for the last two fiscal quarters only of the fiscal year ending December 31, 2009.  Each such prepayment and commitment reduction shall be made on a date (an “UExcess Cash Flow Application DateU”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) 133BIf on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event (other than a Recovery Event in respect of which a Rebuilding Notice shall have been delivered) then an amount equal to 100% of the Net Cash Proceeds shall be applied within five Business Days of the date of receipt of such Net Cash Proceeds towards the prepayment of the Delayed-Draw Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(e).

(e) 134BAmounts to be applied in connection with prepayments and Commitment reductions made pursuant to this subsection 2.9 (other than subsection 2.9(f)) shall be applied pro rata to the prepayment of the Delayed-Draw Term Loans in accordance with this subsection 2.9 and the permanent reduction of the Revolving Commitments.  Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), then the Borrower shall, to the extent of the balance of such excess, apply such balance to the further prepayment of Delayed-Draw Term Loans (and the Revolving Credit Commitments shall not be permanently reduced by the amount of such balance).

(f) 135BUnless the Administrative Agent or the Majority Revolving Facility Lenders shall otherwise agree, if, on any day when there are Revolving Loans outstanding the aggregate amount of unrestricted cash and Cash Equivalents (the “UCash BalanceU”) held by the Borrower and its Subsidiaries exceeds $12,500,000 (the “UCash Balance LimitU”), the Borrower shall, on the next succeeding Business Day apply an amount equal to the lesser of (i) an amount sufficient to reduce the Cash Balance below the Cash Balance Limit and (ii) the then outstanding balance of the Revolving Loans and Swingline Loans, toward the prepayment of the Revolving Loans and/or Swingline Loans as set forth in subsection 2.8 and the last sentence of subsection 2.9(g).

(g) 136BThe application of any prepayment pursuant to this subsection 2.9 shall be made first to ABR Loans and second to Eurodollar Loans.  Each prepayment of Eurodollar Loans under subsection 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.  Amounts prepaid on account of the Delayed-Draw Term Loans may not be reborrowed.  Prepayment of the Delayed-Draw Term Loans required by this subsection 2.9 shall be applied in accordance with subsection 2.15(d).  Amounts prepaid pursuant to subsection 2.9(f) shall be made, first, to Swingline Loans, second, to Revolving Loans which are ABR Loans and, third, to Revolving Loans which are Eurodollar Loans.

(h) 137BNotwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring costs under subsection 2.16, 2.17 or 2.18 as a result of Eurodollar Loans (“UAffected Eurodollar LoansU”) being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 2.18, then, the Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

2.10 22BUConversion and Continuation Options

.U  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day’s prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 Noon, New York City time on the Business Day immediately prior to such election), UprovidedU that unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loans related costs to be incurred by the Borrower under this Agreement with respect to any prepayment or conversion of such Eurodollar Loans prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 Noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), UprovidedU that no ABR Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) 1Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “UInterest PeriodU” set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of any Facility, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.11 23BUMinimum Amounts and Maximum Number of Eurodollar Tranches

.U  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, (b) no more than eight Eurodollar Tranches under a particular Facility shall be outstanding at any one time and (c) no more than 12 Eurodollar Tranches in the aggregate shall be outstanding at any one time.

2.12 24BUInterest Rates and Payment Dates

(a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) 139BEach ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) 140BUpon the occurrence and during the continuance of an Event of Default under subsection 8(a), (i) all outstanding Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (A) in the case of overdue principal of any Loan, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or (B) in the case of overdue Reimbursement Obligations, interest, commitment fees or other amounts, the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after judgment as well as before judgment).

(d) 141BInterest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable from time to time on demand.

2.13 25BUComputation of Interest and Fees

(a)  Interest, fees and other amounts payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) 142BEach determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.12.

(c) 143BFor the avoidance of doubt, the increases in interest rates and fees (including fees and interest payable pursuant to subsections 2.6, 2.12 and 3.3) effected by the Amendment and Restatement shall not have any retroactive effect and shall only apply from (and after) the Amendment Effective Date.

2.14 26BUInability to Determine Interest Rate If prior to the first day of any Interest Period:

(a) 144Bthe Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) 145Bthe Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

(c) 146Bthe Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.15 27BUPro Rata Treatment and Payments

(a)  Each borrowing by the Borrower from the Lenders hereunder, each payment on account of any commitment fee, letter of credit fee, interest or principal and any reduction of any of the commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Delayed-Draw Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

(b) 1Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; third, to the payment of fees due and payable under subsections 2.6 and 3.3, ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment of each Revolving Credit Lender, the Delayed-Draw Term Loan Lenders in accordance with the Delayed-Draw Term Loan Commitments of each Delayed-Draw Term Loan Lender, and in the case of the Issuing Lenders, the amount retained by each Issuing Lender for its own account pursuant to subsection 3.3(a); fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in first through fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

(c) 148BIf any Delayed-Draw Term Loan Lender or Revolving Credit Lender (each, a “UNon-Funding LenderU”) has (x) failed to make a Delayed-Draw Term Loan or Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Delayed-Draw Term Loan Lender is not likely to make such Delayed-Draw Term Loan or such Revolving Credit Lender is not likely to make such Revolving Credit Loan, as the case may be, or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Delayed-Draw Term Loans or Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Delayed-Draw Term Loans or Revolving Credit Loans outstanding shall be made as follows:

(i) 206Bwith respect to Revolving Credit Loans, in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 5.3 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

(ii) 207Botherwise, such payment shall be made on account of the outstanding Delayed-Draw Term Loans held by the Delayed-Draw Term Loan Lenders or the Revolving Credit Loans held by the Revolving Credit Lenders, pro rata according to the respective outstanding principal amounts of such Delayed-Draw Term Loans or such Revolving Credit Loans, as the case may be; and

(iii) 208Bany payment made on account of interest on the Delayed-Draw Term Loans or the Revolving Credit Loans, as the case may be, shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Delayed-Draw Term Loans or the Revolving Credit Loans, as the case may be, with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

(d) 149BSubject to subsection 2.15(b) and subsection 2.8, each payment (including each prepayment) on account of principal of and interest on the Delayed-Draw Term Loans made or apportioned to the Borrower shall be made or apportioned to the applicable Lenders pro rata according to the respective outstanding principal amounts of the Delayed-Draw Term Loans then held by the applicable Lenders.  The amount of each payment on account of principal of the Delayed-Draw Term Loans made or apportioned to the Borrower shall be applied to reduce the then remaining installments of such Delayed-Draw Term Loans pro rata based upon the respective then remaining principal amounts thereof.

(e) 150BEach payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the applicable Lenders.

(f) 151BAll payments (including prepayments) to be made hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of “UInterest PeriodU”). In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

(g) 152BUnless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(g) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

2.16 28BURequirements of Law

.U  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

(i) 209Bshall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Non-Excluded Taxes covered by subsection 2.17 and (B) the establishment of a tax based on the net income of such Lender and changes in the rate of tax on the net income of such Lender, or any franchise taxes, or any branch profits imposed on such Lender);

(ii) 210Bshall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) 211Bshall impose on such Lender any other condition;

(iv) 212Band the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.16, it shall promptly notify the Borrower through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower notifies the Administrative Agent within ten Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.16(a), the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.10 and shall, additionally, reimburse such Lender for any cost in accordance with subsection 2.18.

(b) 153BIf any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, to the Borrower through the Administrative Agent, of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) 154BA certificate as to any additional amounts payable pursuant to this subsection 2.16, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender through the Administrative Agent shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender’s standard practices. The obligations of the Borrower pursuant to this subsection 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

2.17 29BUTaxes

(a)  Except as provided below in this subsection, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes (including alternative minimum taxes), franchise taxes (imposed on or measured by net income), and taxes imposed on branch profits imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“UNon-Excluded TaxesU”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; UprovidedU, UhoweverU, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender’s compliance with the requirements of subsection 2.17(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding or to the extent such failure to establish a complete exemption from such withholding thereafter is attributable to the actions or omissions of such Lender. Whenever any Non-Excluded Taxes are payable by the Borrower as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority (except when such failure results from act or omission of a Lender) or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

(b) 155BEach Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “UNon-U.S. LenderU”) shall deliver to the Borrower, and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) three copies of either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U. S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender (and, if applicable, any other Lender or Transferee) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.17(b) that such Non-U.S. Lender is not legally able to deliver. If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender if it receives notices from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

2.18 30BUIndemnity

The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender actually incurs as a consequence of (a) withdrawal of notice given by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower to make any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.18, showing in reasonable detail the calculation thereof, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one month thereafter.

2.19 31BUChange of Lending Office

Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower (for itself), use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this subsection 2.19 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.17(a).

2.20 32BUReplacement of Lenders under Certain Circumstances

If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsection 2.16 or 2.17 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.16, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a “Non-Consenting Lender” (as defined below in this subsection 2.20) or (d) any Lender becomes a “Non-Funding Lender”, then the Borrower may, on ten Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6(b) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent (and in the case of Revolving Credit Commitments or Revolving Loans, reasonably acceptable to the Issuing Lender and the Swingline Lender) for a purchase price equal to the outstanding principal amount of such Lender’s Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.18 as though such Loans were being paid instead of being purchased), provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (ii) in the event of a replacement of a Non-Consenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Non-Consenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 2.20, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 or all the Lenders with respect to a certain class of the Loans and (z) Required Lenders or more than 50% of the class of such Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “UNon-Consenting LenderU”. The Borrower’s right to replace a Non-Funding Lender pursuant to this subsection 2.20 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

2.21 33BUNotice of Certain Costs

Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by subsection 2.15 through and including subsection 2.18 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such subsections, such Lender shall not be entitled to compensation under such subsections for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

SECTION 3.                                  2BLETTERS OF CREDIT

3.1 34BUL/C Commitment

(a)  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit (“ULetters of CreditU”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, UprovidedU that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, UprovidedU that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).  On the Effective Date, each “Letter of Credit” under and as defined in the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become a Letter of Credit hereunder.

(b) 156BEach Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

(c) 157BThe Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.  To the extent that the Issuing Lender is not also the Administrative Agent it shall promptly provide notice to the Administrative Agent of any request for a Letter of Credit, the issuance thereof, any payments thereunder and reimbursements of such payments and any termination, expiration and amendment thereof.

3.2 35BUProcedure for Issuance of Letter of Credit

The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  To the extent that the Issuing Lender is not also the Administrative Agent, it shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under Letters of Credit that were outstanding during such month.

3.3 36BUCommissions, Fees and Other Charges

.U  (a)  The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on the average daily face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in the amount and on the dates agreed to in writing by the Borrower and the Issuing Lender.

(b) 158BIn addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 37BUL/C Participations

(a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft or any part thereof, which is not so reimbursed.

(b) 159BIf any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(c) 160BWhenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Administrative Agent for the account of the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto), or any payment of interest on account thereof, the Administrative Agent for the account of the Issuing Lender will distribute to such L/C Participant its pro rata share thereof, provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed to it.

3.5 38BUReimbursement Obligation of the Borrower

The Borrower agrees to reimburse the Issuing Lender through the Administrative Agent on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.  The Borrower shall make such payment (x) on the Business Day on which the Borrower receives such notice if the Borrower shall have received such notice prior to 10:30 A.M., New York City time, on the day of receipt, or (y) on the Business Day immediately following the Business Day on which the Borrower receives such notice, if such notice is not received prior to 10:30 A.M., New York City time, on the day of receipt.  Each such payment shall be made to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds.  The Administrative Agent shall promptly pay such reimbursed amounts over to the Issuing Lender on the day of receipt thereof.  Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.12(c).

3.6 39BUObligations Absolute

.U  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to the last sentence of this subsection 3.6, the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 40BULetter of Credit Payments

.U  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly (and in any event within one Business Day) notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 41BUApplications

.U  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.                                  3BREPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

4.1 42BUFinancial Condition

(a)  The audited consolidated financial statements of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ending December 31, 2004, reported on by PricewaterhouseCoopers LLP.  The unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries, in each case as of and for the six-month period ending June 30, 2005, certified by a Responsible Officer, present fairly in all material respects the consolidated financial condition of the Borrower and the results of operations and cash flows as of such date and for such period (subject to normal year-end adjustments and any other adjustments described therein and the absence of footnotes).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein and subject to normal year-end adjustments and the absence of footnotes).  The most recent audited balance sheet referred to above reflects, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

(b) 162BThe pro forma, projected consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2005 (the “UPro Forma Balance SheetU”), copies of which have heretofore been furnished to each Lender, has been prepared using the projection of the Borrower giving effect (as if such events had occurred on such date) to (i) the complete consummation of the Emmis Acquisition, (ii) the Loans to be made on the Effective Date and to consummate the Emmis Acquisition and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared in good faith based on the information available to the Borrower as of the date of delivery thereof and upon assumptions believed by the Borrower to have been reasonably made.

4.2 43BUNo Change

.U  Since the date of the most recent audited financial statements described in subsection 4.1, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, this representation and warranty shall only have been made with respect to extensions of credit (other than Delayed-Draw Term Loans) occurring prior to the Amendment Effective Date.

4.3 44BUCorporate Existence; Compliance with Law

.U  Each of the Borrower and its Subsidiaries (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as it is currently conducted, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 45BUCorporate Power; Authorization; Enforceable Obligations

.U  Each Loan Party has the requisite power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings and other extensions of credit hereunder on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, and (ii) filings in respect of Liens created pursuant to the Security Documents.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto.  This Agreement constitutes, and each Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 46BUNo Legal Bar

.U  The execution, delivery and performance of this Agreement and the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to the Loan Parties or any material Contractual Obligation of any of the Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

4.6 47BUNo Material Litigation

.U  Except as has been set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against any of the Loan Parties or against any of their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

4.7 48BUOwnership of Property; Liens

.U  Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

4.8 49BUIntellectual Property

.U  Each of the Borrower and each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes (“UIntellectual PropertyU”) necessary for the conduct of its business as currently conducted, except for those the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and to the knowledge of the Borrower (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and the Loan Parties does not infringe on the rights of, and no Intellectual Property of the Borrower or any of the Loan Parties is being infringed upon by, any Person.

4.9 50BUTaxes

.U  Each of the Loan Parties has filed or caused to be filed all Federal, Puerto Rican and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property by any Governmental Authority other than (a) any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, and (b) taxes imposed by any Governmental Authority with respect to which a failure to make payment could not, by reason of the amount thereof or of the remedies available to such Governmental Authority, reasonably be expected to have a Material Adverse Effect.

4.10 51BUFederal Regulations

.U  No Letters of Credit and no part of the proceeds of any Loans will be used in a manner that creates a violation of Regulation U of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

4.11 52BUERISA

.U  Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (b) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount that could reasonably be expected to have a Material Adverse Effect; (e) none of the Loan Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Loan Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (f) no such Multiemployer Plan is in Reorganization or Insolvent.

4.12 53BUInvestment Company Act

.U  No Loan Party is an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.13 54BUSubsidiaries

.U  The Subsidiaries listed on Schedule 4.13 constitute all the Subsidiaries of the Borrower as of the Amendment Effective Date.

4.14 55BUUse of Proceeds

.U  The proceeds of the Delayed-Draw Term Loans will be used to finance (a) the Emmis Acquisition and to pay related fees and expenses and/or (b) the Revolving Credit Loans being prepaid (including any amounts owing pursuant to subsection 2.18) in accordance with subsection 2.8, UprovidedU, that no more than $50,000,000 of the proceeds of the Delayed-Draw Term Loans will be used to prepay Revolving Credit Loans pursuant to clause (b) above.  The proceeds of the Revolving Credit Loans, Swingline Loans and Letters of Credit shall be used to finance the Emmis Acquisition, refinance and replace the Existing Credit Agreement, finance related fees and expenses and to provide for working capital needs and general corporate purposes of the Borrower, its Subsidiaries and LIN TV, including, without limitation, share repurchases.

4.15 56BUEnvironmental Matters

.U  Except for matters set forth on Schedule 4.15 and except with respect to any other matters that could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with, any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

4.16 57BUAccuracy of Information, etc.

 U None of the reports, financial statements, certificates or other written information (but excluding all projections and pro forma financial information and other estimates covered by the next sentence) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (taken together with all information so furnished and as modified or supplemented by the other information so furnished) contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such projections, financial information and other estimates and opinions may differ from the projected results set forth therein by a material amount.

4.17 58BUSecurity Documents

.U  (a)  When executed and delivered, the Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and enforceable security interest in the collateral described therein and proceeds thereof, to the extent contemplated by the Guarantee and Collateral Agreement. All actions have been taken on or prior to the Amendment Effective Date which are necessary to cause the Guarantee and Collateral Agreement to constitute, to the extent contemplated by the Guarantee and Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock, to Liens permitted by subsection 7.3.

(b) 163BEach of the Mortgages, upon execution and delivery by the parties thereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the relevant offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject to Liens permitted by subsection 7.3.  Part 1 of Schedule 1.1B lists, as of the Amendment Effective Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, based on the Borrower’s net book value, in excess of $500,000.

4.18 59BUSenior Indebtedness

.U  The Obligations of the Borrower in respect of principal and interest hereunder constitute “USenior IndebtednessU” of the Borrower under the Senior Subordinated Notes. The obligations of each Subsidiary Guarantor therefor under the Guarantee and Collateral Agreement will constitute “UGuarantor Senior IndebtednessU” of such Subsidiary Guarantor therefor under the Senior Subordinated Notes.

SECTION 5.                                  4BCONDITIONS PRECEDENT

5.1 60BUConditions to Effectiveness

.U  This Agreement shall become effective upon the satisfaction of the following conditions precedent on the Effective Date:

(a) 164BULoan DocumentsU.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, Televicentro of Puerto Rico, LLC and the Lenders and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor.

(b) 165BUPro Forma Balance Sheet; Financial StatementsU.  The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the fiscal years ending December 31, 2003 and December 31, 2004 and (iii) unaudited interim consolidated financial statements of the Borrower for each quarter ended after the date of the last applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which financial statements are available.

(c) 166BULegal OpinionU.  The Administrative Agent and the Lenders shall have received a legal opinion from Covington & Burling LLP, counsel for the Loan Parties, substantially in the form of Exhibit F.

(d) 167BURepayments of Existing Credit AgreementU.  Except as otherwise provided in subsection 3.1(a), the administrative agent under the Existing Credit Agreement shall have received from the Borrower and Televicentro of Puerto Rico, LLC an amount sufficient to pay in full the principal amount of and accrued interest and fees on account of all commitments, loans and letters of credit under the Existing Credit Agreement and any other amounts due thereunder previously advised to the Borrower, and the outstanding commitments thereunder shall have been cancelled.

(e) 168BUClosing CertificatesU.  The Administrative Agent shall have received (i) a certificate of each of the Borrower and Televicentro of Puerto Rico, LLC, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation or formation, as applicable, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a Compliance Certificate containing all information necessary for determining UproU UformaU compliance by the Borrower and its Subsidiaries with the financial covenants set forth in subsection 7.1 as of June 30, 2005 (assuming the ratios required for December 31, 2005 were applicable to such date and the Loans being made on the Effective Date were made on such date) and (iii) a long form good standing certificate with respect to each of the Borrower and the Televicentro of Puerto Rico, LLC issued as of a recent date by the Secretary of State of the State of Delaware.

(f) 169BUFeesU.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under the Existing Credit Agreement or under any other Loan Document and for which invoices have been presented at least two Business Days before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(g) 170BUConsentsU.  All consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby (other than those contemplated by subsection 5.2) shall have been obtained, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

(h) 171BUSecurity DocumentsU.  All documents and instruments required under the Security Documents in connection with the perfection of the Administrative Agent’s security interest in the Collateral (including delivery of any required stock certificates and undated stock powers executed in blank but excluding the Mortgages) shall have been executed and delivered to the Administrative Agent and shall (to the extent applicable) be in proper form for filing.

5.2 61BUConditions to Making of Delayed-Draw Term Loans on each Delayed-Draw Effective Date

.U  The agreement of each Lender to make Delayed-Draw Term Loans required to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Delayed-Draw Term Loans on any Delayed-Draw Effective Date, of the following conditions precedent on such Delayed-Draw Effective Date:

(a) 222BURepresentations and WarrantiesU.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true in correct in all material respects on and as of such date as if made on and as of such date except for (i) any representation or warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date and (ii) the representations and warranties in subsection 4.2, 4.6, and 4.15.

(b) 223BUNo DefaultU.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) 224BUConsentsU.  All consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the portion of the Emmis Acquisition being funded and the transactions contemplated hereby shall have been obtained,  or waived with the approval of the Administrative Agent, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent or approval could not reasonably be expected to have a Material Adverse Effect.

(d) 225BUClosing CertificatesU.  The Administrative Agent shall have received (i) a certificate from a Senior Responsible Officer of the Borrower substantially in the form of Exhibit M to the effect that all FCC approvals necessary for the assignment of the FCC licenses being acquired in connection with the portion of the Emmis Acquisition being funded have been received (provided, that no such certificate shall be delivered if the proceeds of the Delayed-Draw Term Loans are not used to finance a portion of the Emmis Acquisition), (ii) a notice of prepayment delivered in accordance with subsection 2.8 (UprovidedU, that no such notice shall be delivered if the proceeds of the Delayed-Draw Term Loans are not used to prepay a portion of the Revolving Credit Loans in accordance with subsection 2.8) and (iii) a Compliance Certificate containing all information necessary for determining pro forma compliance by the Borrower and its Subsidiaries with the financial covenants set forth in subsection 7.1 as of the last day of the immediately preceding fiscal quarter (assuming the ratios required for the last day of the current fiscal quarter were applicable and the Delayed-Draw Term Loans being borrowed were made on such date).

(e) 226BUEmmis AcquisitionU.  The portion of the Emmis Acquisition being funded shall have been consummated in all material respects in accordance with the Requirements of Law and in accordance with the provisions of that certain Asset Purchase Agreement, dated as of August 19, 2005, between the Seller and the Borrower and no provisions thereof shall have been waived, amended, supplemented or otherwise modified in any respect materially adverse to the interests of the Lenders without the approval of the Administrative Agent.

(f) 227BUSecurity DocumentsU.  The Administrative Agent shall have received, with respect to each new Subsidiary created in connection with the portion of the Emmis Acquisition being funded, (i) an assumption agreement in the form of Annex I attached to the Guarantee and Collateral Agreement executed and delivered by a duly authorized officer of such Subsidiary and (ii) all documents and instruments required under subsection 6.9 in connection with the perfection of the Administrative Agent’s security interest in the acquired Collateral (including delivery of any required stock certificates and undated stock powers executed in blank), each executed and delivered by a duly authorized officer of such Subsidiary.

5.3 62BUConditions to Each Extension of Credit

.U  The agreement of each Lender to make any extension of credit (other than Delayed-Draw Term Loans) requested to be made by it on any date (including, without limitation, any such extension of credit on the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) 228BURepresentations and WarrantiesU.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for (i) any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date and (ii) the representations and warranties set forth in subsection 4.2.

(b) 229BUNo DefaultU.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.  After giving effect on a pro forma basis to the extensions of credit requested for the most recently completed four-fiscal quarter period for which financial statements are available on the date on which the extensions of credit requested are to be made, no Default or Event of Default pursuant to subsection 7.1 will have occurred and be continuing.

(c) 230BUNo Material Adverse EventU.  Since the date of the most recent financial statements delivered pursuant to subsection 6.1, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.3 have been satisfied.

5.4 63BUConditions to Amendment Effective Date

.U  The Amendment and Restatement shall become effective upon the satisfaction of the following conditions precedent on the Amendment Effective Date:

(a) 231BULoan DocumentsU.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and the Required Lenders and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor.

(b) 232BULegal OpinionU.  The Administrative Agent and the Lenders shall have received a legal opinion from Covington & Burling LLP, counsel for the Loan Parties, substantially in the form of Exhibit G.

(c) 233BUClosing CertificatesU.  The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Amendment Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation, certified as of a recent date by the Secretary of State of the State of Delaware and (ii) a long form good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of the State of Delaware.

(d) 234BUFeesU.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, (i) an amendment fee for the account of each Lender which delivers its executed signature page to the Administrative Agent on or prior to the Amendment Effective Date in an amount equal to 1.0% of the then outstanding Delayed-Draw Term Loans and Revolving Credit Commitments of such Lender (after giving effect to Amendment and Restatement) and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document and for which invoices have been presented at least two Business Days before the Effective Date.

(e) 235BUMortgagesU.  The Borrower shall have used commercially reasonable efforts to deliver to the Administrative Agent (i) a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto and (ii) an opinion from local legal counsel with respect thereto in form and substance reasonably satisfactory to the Administrative Agent.

(f) 236BUAccount Control AgreementsU.  The Administrative Agent shall have received executed and delivered agreements pursuant to which it will have “control” (as such term is defined in the UCC) over the Deposit Accounts and Securities Accounts listed on Schedule 5.4(f).

(g) 237BURepresentations and WarrantiesU.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for (i) any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date and (ii) the representations and warranties set forth in subsection 4.2.

(h) 238BUNo DefaultU.  No Default or Event of Default shall have occurred and be continuing on such date.

(i) 239BUNo Material Adverse EventU.  Since the date of the most recent financial statements delivered pursuant to subsection 6.1, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 6.                                  5BAFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall (except in the case of delivery of financial information reports and notices) cause each of the Subsidiary Guarantors to:

6.1 64BUFinancial Statements

.U  Furnish to the Administrative Agent which shall in turn be promptly distributed by the Administrative Agent to the Lenders:

(a) 240Bas soon as available but in any event within 90 days after the end of each fiscal year of the Borrower a copy of the audited consolidated balance sheet of each of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, in each case setting forth in comparative form the figures for the previous year reported on without a “going concern” or like qualification or exception, or a qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

(b) 241Bas soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, as applicable the unaudited consolidated balance sheet of each of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall fairly present in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and, in the case of financial statements delivered pursuant to subsection 6.1(b), subject to normal year-end audit adjustments and the absence of footnotes).

6.2 65BUCertificates; Other Information

.U  Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (e), to the relevant Lender:

(a) 242Bconcurrently with the delivery of any financial statements pursuant to subsection 6.1(a) and 6.1(b),(i) a certificate of a Responsible Officer certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) a Compliance Certificate setting forth reasonably detailed calculations demonstrating compliance with subsection 7.1 as of the last day of the relevant fiscal quarter or fiscal year;

(b) 243Bas soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its consolidated Subsidiaries for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) (collectively, the “UProjectionsU”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

(c) 244Bwithin five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d) 245Bpromptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by the Borrower or any of its Subsidiaries, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole or if copies thereof are requested by any Lender or the Administrative Agent (but only to the extent such reports are publicly available); and

(e) 246Bpromptly, such additional financial and other information as any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to subsection 6.1 or subsection 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address at http://www.lintv.com; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

6.3 66BUPayment of Obligations

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, provided that notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

6.4 67BUConduct of Business and Maintenance of Existence, etc.

 U (a)  Except as contemplated by subsection 7.4, (i) continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, (ii) preserve, renew and keep in full force and effect its existence and (iii) take all reasonable action to preserve and maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except (other than with respect to the Station Licenses), in the case of this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and except if (A) in the reasonable business judgment of the Borrower or such Subsidiary Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such privileges, rights or franchises (other than the Station Licenses), and (B) such failure to preserve and maintain such privileges, rights or franchises (other than the Station Licenses) would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 68BUMaintenance of Property; Insurance

(a)  Keep all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried, except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to have a Material Adverse Effect.

(b) 172BAll such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or loss payee.

6.6 69BUInspection of Property; Books and Records; Discussions

(a)  Keep proper books of records and accounts in accordance with sound business practices and (b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

6.7 70BUNotices

Promptly, and in any event within five Business Days, after a Senior Responsible Officer of the Borrower becomes aware of the occurrence thereof, give notice to the Administrative Agent and each Lender of the occurrence of any Default or Event of Default if such Default or Event of Default, as applicable, is then continuing.  Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 71BUEnvironmental Laws

(a)  Except as could not reasonably be expected to have a Material Adverse Effect, comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) 173BConduct and complete (or cause to be conducted and completed) in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

6.9 72BUAdditional Collateral, etc.

(a)  With respect to any new Subsidiary created or acquired after the Effective Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which are owned by the Borrower or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers endorsed in blank executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary as contemplated by the Guarantee and Collateral Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that notwithstanding the foregoing, (i) only 65% of the voting Capital Stock of any direct foreign Subsidiary of the Borrower or any domestic Subsidiary need be pledged under this clause (a), (ii) no voting Capital Stock of any foreign Subsidiary other than a direct foreign Subsidiary of the Borrower or any domestic Subsidiary need be pledged under this clause (a) and (iii) no direct or indirect foreign Subsidiary shall become a Guarantor or shall be required to pledge any of its assets hereunder or under any other Loan Document.

(b) 174BPromptly, but in any event not later than 45 Business Days after the Amendment Effective Date, or such longer period (not to exceed 90 Business Days after the Amendment Effective Date) as may be agreed by the Administrative Agent in its reasonable discretion, in respect of each Mortgaged Property to the extent a Mortgage in respect of such Property has not been delivered pursuant to subsection 5.4(e), execute and deliver to the Administrative Agent a Mortgage reasonably satisfactory to the Administrative Agent in respect of each Mortgaged Property that has a value, based on the Borrower’s net book value, in excess of $500,000, except in connection with any Mortgaged Property as to which the Administrative Agent shall determine in its reasonable discretion, after consultation with the Borrower, that the costs and burden of obtaining a security interest are excessive in relation to the value of the security afforded thereby, and provide to the Administrative Agent in respect of each Mortgaged Property (i) a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, together with a current ALTA survey thereof and a surveyor’s certificate, or, to the extent that the mortgagee’s title insurance policy delivered in connection therewith meets the requirements set forth in this subsection 6.9(b), an existing ALTA survey thereof (if acceptable to the Administrative Agent in its reasonable discretion) or an ExpressMap thereof, in each case in form reasonably satisfactory to the Administrative Agent, provided that each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent with respect to each Mortgaged Property covered thereby (but not in excess of the lesser of the fair market value thereof and the aggregate principal amount of the Delayed-Draw Term Loans and Revolving Credit Commitments); (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein or otherwise permitted by subsection 7.3; (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in form reasonably satisfactory to the Administrative Agent; (E) contain such endorsements, coinsurance, reinsurance and affirmative coverage as the Administrative Agent may reasonably request to the extent available at commercially reasonable rates; and (F) be issued by First American Title Insurance Company or such other title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent), (ii) evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or duly provided for, (iii) a completed Federal Emergency Management Agency Standard Flood Hazard Determination certified to the Administrative Agent and, if the Mortgaged Property is located in an area identified as an area having special flood hazards, a policy of flood insurance in amounts reasonably acceptable to the Administrative Agent and (iv) if requested by the Administrative Agent, legal opinions from local counsel relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c) 175BUpon the request of the Administrative Agent, to the extent permitted by applicable Requirements of Law at the time of such request, grant or cause its Subsidiaries to grant, to the Administrative Agent, a direct security interest in the Station Licenses within 30 days after receipt of such request, provided that to the extent FCC consent shall be required in connection with granting such security interest, such consent shall be requested within 30 days after receipt of such request and upon receipt of such FCC consent, such security interest shall be granted within 10 Business Days thereof.

(d) 176BUpon the occurrence and during the continuance of (i) any Event of Default with respect to paragraph (a) of Section 8, (ii) any payment default with respect to any Subordinated Indebtedness or Senior Unsecured Indebtedness, or (iii) any Event of Default with respect to subsection 7.1, promptly, but in any event not more than 30 Business Days (subject to necessary approvals by the FCC), following the request of the Administrative Agent, cause the assets relating to each Station held by the Borrower to be transferred to a related License Subsidiary or, at the election of the Administrative Agent or if there is no License Subsidiary related to such Station, another Subsidiary that has no other assets or liabilities.

6.10 73BUAfter-Acquired Stations

Unless the Borrower and the Administrative Agent shall otherwise agree, cause the Station Licenses relating to each after-acquired Station to be held in one or more License Subsidiaries, provided that to the extent the Borrower shall not have received FCC approval with respect to the foregoing at the scheduled closing of the acquisition of such Station, the Borrower shall comply with the foregoing requirement as soon as practicable following such acquisition (but in any event within 60 days after such acquisition).

6.11 74BUCooperation

The Borrower shall, and shall cause each of its Subsidiaries to, use reasonable efforts to cooperate with the Restructuring Advisor in all respects with respect to any matters in relation to the Loans and the Loan Documents, provided that (i) such cooperation does not involve undue burden or expense or require the engagement or services of any third parties and (ii) such Restructuring Advisor shall have agreed in writing, for the benefit of the Borrower, to be bound by the provisions of subsection 10.15.

SECTION 7.                                  6BNEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit (except with respect to subsection 7.1) any of its Subsidiaries to, directly or indirectly:

7.1 75BUFinancial Condition Covenants

.

(a) 177BUConsolidated Leverage RatioU.  Permit the Consolidated Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

UPeriodU	UConsolidated Leverage RatioU
July 1, 2009 through September 30, 2009	9.00x
October 1, 2009 through December 31, 2009	10.50x
January 1, 2010 through March 31, 2010	10.00x
April 1, 2010 through June 30, 2010	9.00x
July 1, 2010 through September 30, 2010	7.50x
October 1, 2010 and thereafter	6.00x

(b) 178BUConsolidated Interest Coverage RatioU.  Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

UPeriodU	UConsolidated Interest Coverage RatioU
July 1, 2009 through September 30, 2009	1.75x
October 1, 2009 through December 31, 2009	1.50x
January 1, 2010 through March 31, 2010	1.75x
April 1, 2010 through June 30, 2010	1.75x
July 1, 2010 through September 30, 2010	2.00x
October 1, 2010 and thereafter	2.25x

(c) 179BUConsolidated Senior Leverage RatioU.  Permit the Consolidated Senior Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

UPeriodU	UConsolidated Senior Leverage RatioU
July 1, 2009 through September 30, 2009	3.75x
October 1, 2009 through December 31, 2009	4.25x
January 1, 2010 through March 31, 2010	4.00x
April 1, 2010 through June 30, 2010	3.75x
July 1, 2010 through September 30, 2010	3.00x
October 1, 2010 and thereafter	2.25x

7.2 76BULimitation on Indebtedness

.U  Create, incur, assume or suffer to exist (in each case, to “UIncurU”) any Indebtedness, except:

(a) 247BIndebtedness of any Loan Party pursuant to any Loan Document;

(b) 248BIndebtedness owed to the Borrower or any Subsidiary;

(c) 249Bpurchase money Indebtedness, provided that the aggregate amount of Indebtedness incurred pursuant to this subsection 7.2(c) shall not exceed $15,000,000 at any one time outstanding;

(d) 250BCapital Lease Obligations, provided that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this subsection 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to subsection 7.7, shall not exceed the amount permitted to be expended during such fiscal year pursuant to subsection 7.7;

(e) 251BIndebtedness (other than any Subordinated Indebtedness) outstanding on the Amendment Effective Date and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

(f) 252B(i) Guarantee Obligations of the Borrower or any of its Subsidiaries in respect of any Indebtedness permitted under this subsection 7.2 (other than Indebtedness incurred under clause (g) of this subsection 7.2, which shall be governed by such clause (g)), (ii) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries, provided that the Incurrence of such Guarantee Obligations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) Guarantee Obligations permitted under subsection 7.8, and (iv) other Guarantee Obligations not to exceed $50,000,000 in aggregate principal amount at any time outstanding;

(g) 253B(i)  Subordinated Indebtedness of the Borrower, (ii) Senior Unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $350,000,000, and (iii) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness referred to in clause (i) or (ii) of this subsection 7.2(g), provided that, at the time of incurrence of such Indebtedness and Guarantee Obligations, no Default or Event of Default shall have occurred and be continuing and provided further that a Subsidiary Guarantor shall not guarantee any Subordinated Indebtedness unless such guarantee of Subordinated Indebtedness is subordinated to the guarantee of such Subsidiary Guarantor of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Indebtedness to which such guarantee relates;

(h) 254BIndebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instruments presented by the Borrower or a Subsidiary in the ordinary course of business against insufficient funds;

(i) 255BIndebtedness in respect of any Interest Rate Protection Agreements;

(j) 256BIndebtedness (i) of the Borrower or any of its Subsidiaries to the seller representing all or part of the purchase price in a Permitted Acquisition or any Asset Swap Transaction or (ii) assumed in connection with Permitted Acquisitions or Asset Swap Transactions (including the Emmis Acquisition), or any Indebtedness of any Person existing at the time such Person is merged with or into or consolidated with, or becomes a Loan Party or a Subsidiary of a Loan Party in connection with Permitted Acquisitions or Asset Swap Transactions, provided that such Indebtedness is not incurred in connection with or in contemplation of such other Person merging with or into, or becoming a Loan Party or a Subsidiary of a Loan Party, and any refinancings, refundings, renewals or extensions of any Indebtedness referred to in this clause (j) (without any increase in the principal amount thereof or overall collateral therefor or any change in the status of any subordinated Indebtedness), in each case in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

(k) 257B[RESERVED]

(l) 258BIndebtedness secured by Liens permitted under subsections 7.3(a), (b), (c), (d), (m) and (o); and

(m) 259Badditional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding, UprovidedU that, at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

7.3 77BULimitation on Liens

.U  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) 260BLiens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves are maintained on the books of the Borrower or one of its Subsidiaries, as the case may be, in conformity with GAAP;

(b) 261Bcarriers’, landlord’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(c) 262Bpledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) 263Bdeposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature;

(e) 264Beasements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) previously or hereafter existing which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on property, materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) which are set forth in title reports delivered to the Administrative Agent on or prior to the Effective Date or after the Effective Date pursuant to subsection 6.9(b);

(f) 265BLiens in existence on the Amendment Effective Date listed on Schedule 7.3(f) securing Indebtedness permitted by subsection 7.2(e) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2(e)) or other obligations constituting current trade payables or accrued expenses incurred in the ordinary course of business or obligations created through the use of purchase cards and credit cards, permitted by this Agreement and not constituting Indebtedness, provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Amendment Effective Date and that the principal amount of Indebtedness or other obligations constituting current trade payables or accrued expenses incurred in the ordinary course of business or obligations created through the use of purchase cards and credit cards, permitted by this Agreement and not constituting Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the Amendment Effective Date);

(g) 266B(i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to subsections 7.2(c) and 7.2(d) (provided that (A) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets, and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness), (ii) Liens securing Indebtedness existing on any property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2), and (iii) Liens securing Indebtedness of the Borrower or any of its Subsidiaries assumed in connection with a Permitted Acquisition or an Asset Swap Transaction in accordance with the terms of subsection 7.2(j);

(h) 267BLiens created pursuant to the Security Documents;

(i) 268Bany obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit;

(j) 269BLiens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default;

(k) 270BLiens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or Liens on Property which is the subject of a Sale permitted by subsection 7.5 relating to such Sale (it being understood that such Liens may not be perfected prior to the completion of such Sale except in the ordinary course of business);

(l) 271BLiens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution and which are within the general parameters customary in the banking industry;

(m) 272BLiens on Property of the Borrower or any of its Subsidiaries in favor of others securing licenses, subleases and leases permitted hereunder and granted to others and not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

(n) 273BLiens not otherwise permitted by this subsection 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $5,000,000 at any one time; and

(o) 274BLiens granted by LIN Texas with respect to its interest in the LLC to GECC in connection with the Joint Venture Loan.

7.4 78BULimitation on Fundamental Changes

.U  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a) 275Bany Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may be merged or consolidated with or into the Borrower (UprovidedU that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) (UprovidedU that the Subsidiary Guarantor shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that neither Subsidiary is a Subsidiary Guarantor); UprovidedU, UhoweverU, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (a) to the extent such merger or consolidation occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and (ii) any Subsidiary may take any actions otherwise prohibited by this clause (a) to the extent necessary to comply with the requirements of subsection 6.9(d) or subsection 6.10;

(b) 276Bany Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, if such Subsidiary is not a Subsidiary Guarantor, to any other Subsidiary or the Borrower; UprovidedU, UhoweverU, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (b) to the extent any sale, transfer or other disposition occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary, and (ii) any Subsidiary may take any actions otherwise prohibited by this clause (b) to the extent necessary to comply with the requirements of subsection 6.9(d) or subsection 6.10;

(c) 277Bthe Borrower may be merged or consolidated with or into a newly formed limited liability company with no assets or liabilities that is a Subsidiary of LIN TV solely for the purposes of realizing certain tax benefits so long as LIN TV shall take such actions as would be required under subsection 6.9(a) if such limited liability company were a Subsidiary of the Borrower;

(d) 278Bany Subsidiary of the Borrower may enter into any merger, consolidation, amalgamation or sale transaction in connection with, or in order to consummate, a transaction permitted by subsection 7.5 or subsection 7.8; and

(e) 279Bthe Permitted Sale.

7.5 79BULimitation on Sale of Assets

.U  Convey, sell, lease, assign, transfer or otherwise dispose of (each a “USaleU”) any of its property, business or assets (including, without limitation, receivables, leasehold interests and its interest in the LLC but excluding any sale and leaseback of assets), whether now owned or hereafter acquired, except:

(a) 280BSales of obsolete or worn out property in the ordinary course of business or Property that is no longer useful in the conduct of the Borrower’s business in the ordinary course of business;

(b) 281BSales resulting from any casualty or condemnation of Property or assets;

(c) 282Bany Sale of any Property or assets, provided that (i) the aggregate Net Cash Proceeds of Sales made pursuant to this paragraph for the period starting on the Amendment Effective Date and ending on the Delay-Draw Maturity Date do not exceed $100,000,000 and (ii) at least 75% of the consideration received by the Borrower in respect thereof shall be in the form of cash and Cash Equivalents.

(d) 283BSales of Investments made pursuant to subsection 7.8(a), (b) or (i);

(e) 284BSales to the Borrower or a Subsidiary (in the case of a sale by a Subsidiary Guarantor, to the Borrower or to a Subsidiary Guarantor and in the case of the Borrower, to a Subsidiary Guarantor);

(f) 285Bthe Sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(g) 286Blicenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other Property (other than any Station Licenses), in each case which do not materially interfere with the business of the Borrower and its Subsidiaries;

(h) 287Btransactions permitted by subsection 7.4;

(i) 288B[RESERVED]

(j) 289BAsset Swap Transactions;

(k) 290Bthe Permitted Sale; and

(l) 291Btransactions described in subsection 7.11(b).

7.6 80BULimitation on Dividends

.U  Declare or pay any dividend (other than dividends payable solely in Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called “URestricted PaymentsU”), except that the Borrower may make the following Restricted Payments, so long as no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment, UprovidedU that the Borrower shall be permitted to make the Restricted Payments in clauses (c) and (d) below notwithstanding any such Event of Default, unless, in the case of clause (d), such Event of Default relates to a payment Default under subsection 8(a):

(a) 292Bpayments, the proceeds of which shall be used by LIN TV to pay administrative, legal and accounting costs and expenses of LIN TV that are reasonable and customary and incurred in the ordinary course of business, including franchise fees and similar costs; UprovidedU, UhoweverU, any such administrative expenses shall not exceed an aggregate amount of $3,000,000 per fiscal year;

(b) 293Bpayments, the proceeds of which will be used to repurchase the Capital Stock or other securities of LIN TV from outside directors, employees or members of the management of LIN TV, the Borrower or any other Subsidiary of LIN TV, at a price not in excess of fair market value, in an aggregate net amount not in excess of the Available Amount;

(c) 294Bpayments, the proceeds of which will be used to pay taxes of LIN TV, the Borrower and its Subsidiaries as part of a consolidated, combined or unitary tax filing group or of the separate operations of LIN TV;

(d) 295B[RESERVED]; and

(e) 296Bpayments, the proceeds of which are used to fulfill the obligations of LIN TV, the Borrower or any other Subsidiary of LIN TV under an employee stock purchase plan or similar plan covering employees of LIN TV, the Borrower or any other Subsidiary of LIN TV as from time to time in effect in an aggregate net amount not to exceed the Available Amount.

7.7 81BULimitation on Capital Expenditures

.U  Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries not exceeding for any fiscal year the greater of $25,000,000 and 10% of Net Consolidated Revenue for such fiscal year, UprovidedU that 100% of any amount not used in any fiscal year may be carried forward into the next succeeding fiscal year (it being understood and agreed that no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose).

7.8 82BULimitation on Investments, Loans and Advances

.U  Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person (“UInvestmentsU”), except:

(a) 297Bextensions of trade credit in the ordinary course of business;

(b) 298BInvestments in Cash Equivalents;

(c) 299Bguarantees permitted by subsection 7.2;

(d) 300B(i) Investments in the Borrower or any of its Subsidiaries, and (ii) Investments in LIN TV, so long as a Restricted Payment for the same purpose would then be permitted to be made under subsection 7.6 (it being understood that any such Investment made in reliance on this clause (ii) shall reduce to an equivalent extent the Restricted Payments permitted by subsection 7.6);

(e) 301Bloans and advances by the Borrower or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

(f) 302BInvestments in existence on the Amendment Effective Date and listed on Schedule 7.8(f), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original Investment or (ii) adversely affect the interests of the Lenders with respect to such original Investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

(g) 303BInvestments permitted by subsections 7.2(b), (d), (f) and (l), subsections 7.4 and 7.6 and Investments constituting Capital Expenditures permitted by subsection 7.7;

(h) 304BCapital Stock, promissory notes and other similar non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Sale permitted by subsection 7.5, including Capital Stock, promissory notes and other similar non-cash consideration received in connection with Permitted Acquisitions or Asset Swap Transactions;

(i) 305BInvestments in Interest Rate Protection Agreements relating to the businesses and finances of the Borrower or any of its Subsidiaries and not for purposes of speculation;

(j) 306BInvestments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(k) 307Bin addition to Investments otherwise expressly permitted by this subsection, Investments made after the Amendment Effective Date by the Borrower and its Subsidiaries in an aggregate amount (in each case, valued at cost, without regard to any write down or write up thereof) at any one time outstanding not to exceed the Available Amount;

(l) 308BInvestments after the Effective Date by the Borrower and its Subsidiaries constituting Permitted Acquisitions or Asset Swap Transactions;

(m) 309BInvestments of Net Cash Proceeds not required to be applied to the prepayment of Delayed-Draw Term Loans pursuant to subsection 2.9;

(n) 310BInvestments in the Joint Venture solely for the purpose of curing any event of default or potential event of default under the Joint Venture Loan in a net amount not to exceed the Available Amount;

(o) 311BInvestments not otherwise permitted by this subsection 7.8 in a net amount not to exceed the Available Amount; and

(p) 312BInvestments acquired in exchange for the issuance of Capital Stock of LIN TV and which, to the extent initially acquired by LIN TV, are contributed to the Borrower as equity.

7.9 83BULimitation on Optional Payments

.U  Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of (A) Subordinated Indebtedness, (B) Senior Unsecured Indebtedness incurred pursuant to subsection 7.2(g)(ii), or (C) Indebtedness incurred pursuant to subsection 7.2(j), except in each case mandatory payments of principal or interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness, but only to the extent permitted under the subordination provisions, if any, applicable thereto.

7.10 84BULimitation on Transactions with Affiliates

.U  (a)  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, or (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(b) 180BIn addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

(i)	219Btransactions between or among the Borrower and its Subsidiaries;

(ii)	220Bthe payment of reasonable and customary fees and reimbursement of expenses payable to directors of LIN TV and the Borrower; and

(iii)
221Bemployment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

7.11 85BULimitation on Sales and Leasebacks

.U  Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except: (a) any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset; and (b) any sale of office and/or studio buildings or towers and the real property on which such towers are located in connection with which the buyer of such property leases back tower capacity or office and/or studio capacity to the seller so long as, in the case of this clause (b), (i) no Event of Default has occurred or is continuing or would be continuing after giving effect thereto and (ii) the fair market value of all such real and personal property the subject of such arrangements (as reasonably determined by the Borrower) does not exceed $75,000,000 in the aggregate.

7.12 86BULimitations on Change in Holding Company Status

.U  Permit LIN TV to engage in any activities, make any Capital Expenditures, or incur any Indebtedness or Guarantee Obligations other than (a) activities customarily carried out or required of a publicly-owned company (including in connection with share repurchases, any issuance of Capital Stock and the appointment and employment of officers and employees), (b) performance of its obligations pursuant to each of (i) the Joint Venture Loan Guarantee, (ii) the Stock Pledge Agreement and (iii) the Parent Guarantee, (c) other activities incidental to its ownership of the Capital Stock and obligations of the Borrower and its Subsidiaries permitted hereunder and the management thereof (including in connection with guarantees of obligations of the Borrower and its Subsidiaries), and (d) activities contemplated by subsection 7.6 or subsection 7.8(o) or (p) and the ownership and management of cash and Cash Equivalents and like assets and other assets incidental to the conduct of its activities as a publicly owned company.

7.13 87BUDeposit Accounts and Securities Accounts

.U  Maintain or hold any Deposit Account or Security Account (other than payroll accounts and accounts subject to liens permitted under subsection 7.3) over which the Administrative Agent does not have “control” (as such term is used in the UCC) unless (x) each such account individually contains assets of no more than $500,000 and (y) all such accounts in the aggregate contain assets of no more than $1,000,000.

SECTION 8.                                  7BEVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) 181BThe Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, and such failure continues for a period of (i) in the case of fees and interest payable under subsections 2.6, 2.12 and 3.3(a), five Business Days after such fees or interest become due, and (ii) in the case of any other fees, interest or other amounts, five Business Days after the day on which written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender; or

(b) 182BAny representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate delivered pursuant to subsection 6.2(a) or contained in any amendment or waiver of any Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) 183BThe Borrower shall default in the observance or performance of any agreement contained in subsection 6.4(a)(ii) (as to the continued existence of the Borrower only) or subsection 6.7, subsection 6.9(b) or subsection 6.9(d) or Section 7 (other than subsection 7.12) of this Agreement; or

(d) 184BThe Borrower, any of its Subsidiaries or LIN TV shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

(e) 185BThe Borrower, any Subsidiary Guarantor or LIN TV shall (i) default in making any payment of any principal of or interest on any Indebtedness (other than pursuant to the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause such Indebtedness to become due prior to its stated maturity, provided that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

(f) 186B(i) The Borrower, any Subsidiary Guarantor or LIN TV shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or the Borrower, any Subsidiary Guarantor or LIN TV shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Subsidiary Guarantor or LIN TV any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any Subsidiary Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof, or (iv) the Borrower, any Subsidiary Guarantor or LIN TV shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary Guarantor shall not, or shall be unable to, or shall admit in writing its inability to, generally pay its debts (other than intercompany debt) as they become due; or

(g) 187B(i) The Borrower shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA) whether or not waived shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA and (v) the Borrower shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) 188BOne or more judgments or decrees shall be entered against the Borrower, any Subsidiary Guarantor or LIN TV involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) 189BAny Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document (including, without limitation, any Mortgage filed) shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent); or

(j) 190BA Change of Control shall occur or LIN TV shall fail to own directly or indirectly, beneficially and of record, 100% of the Capital Stock of the Borrower free and clear of all Liens other than Liens in favor of the Lenders pursuant to the Loan Documents; or

(k) 191BThe principal broadcasting licenses of any Station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified, in each case in a manner which would have a Material Adverse Effect; or

(l) 192BAny event of default shall have occurred and be continuing under the Joint Venture Loan and the lender thereunder shall have instituted proceedings against LIN TV with respect to the Joint Venture Loan Guarantee, the outcome of which could reasonably be expected to have a Material Adverse Effect;

(m) 193Bthen (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or any of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate, (ii) with the consent of the Majority Delayed-Draw Facility Lenders, the Administrative Agent may, or upon the request of the Majority Delayed-Draw Facility Lenders, the Administrative Agent shall, declare the Delayed-Draw Term Loan Commitments terminated forthwith, whereupon the Delayed-Draw Term Loan Commitments shall immediately terminate and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.

SECTION 9.                                  8BTHE ADMINISTRATIVE AGENT

9.1 88BUAppointment

.U  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 89BUDelegation of Duties

.U  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 90BUExculpatory Provisions

.U  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 91BUReliance by Administrative Agent

.U  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 92BUNotice of Default

.U  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 93BUNon-Reliance on the Administrative Agent and Other Lenders

.U  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 94BUIndemnification

.U  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata share of the aggregate Revolving Credit Exposure, Delayed-Draw Term Loans outstanding and unused Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such share immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 95BUAgent in Its Individual Capacity

.U  The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9 96BUSuccessor Administrative Agent

.U  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed and which approval shall not be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “UAdministrative AgentU” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 97BUDocumentation Agents, Co-Documentation Agents and Syndications Agent

.U  Neither the Documentation Agents or the Co-Documentation Agents or the Syndication Agent shall have any duties or responsibilities hereunder in their respective capacities as such.

SECTION 10.                                  9BMISCELLANEOUS

10.1 98BUAmendments and Waivers

.U  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; UprovidedU, UhoweverU, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Delayed-Draw Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment or Delayed-Draw Term Loan Facilities, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement other than pursuant to a transaction permitted by this Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under (x) the Delayed-Draw Term Loan Facility set forth in subsections 5.2 or (y) the Revolving Credit Facility set forth in subsection 5.3 without the written consent of the Majority Facility Lenders for such Facility; (iv) change the allocation of payments among the Delayed-Draw Term Loan Facilities specified in subsection 2.15(b) or the allocation of payments between the Facilities pursuant to subsection 2.9(c), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) amend the definition of the term “Majority Facility Lenders”, “Majority Delayed-Draw Term Loan Facility Lenders” or “Majority Revolving Credit Facility Lenders” or modify in any other manner the number, percentages or class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the consent of each Lender directly affected thereby; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders; or (viii) amend, modify or waive any provision of subsection 2.4(c) without the written consent of the Swingline Lender. In furtherance of clause (iii) of this subsection 10.1, no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Loan Document, or of any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in (x) subsection 5.2 to the making of any Delayed-Draw Term Loans or (y) subsection 5.3 to the making of any extension of credit after the Effective Date have been satisfied unless the Majority Facility Lenders for the Delayed-Draw Term Loan Facility or the Revolving Credit Facility, as the case may be, shall have consented to such amendment or waiver. Any waiver and any amendment, supplement or modification in accordance with this subsection 10.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2 99BUNotices

U.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy and, in the case of the Administrative Agent, by email in a pdf attachment), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of telecopy or email notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on the signature pages hereto, in an administrative questionnaire provided to the Administrative Agent or in any Assignment and Acceptance in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	c/o LIN Television Corporation 1 Richmond Square, Suite 230E Providence, Rhode Island 02906 Attention: Richard Schmaeling Telecopy: 401-454-0089
The Administrative Agent:	JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002 Attention: Talitha Bernard, Account Manager Telecopy: 713-750-2878 Email: talitha.bernard@jpmorgan.com
with a copy to:	JPMorgan Chase Bank, N.A. 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Tina Ruyter Telecopy: 212-270-5127 Email: tina.ruyter@jpmorgan.com
Deutsche Bank Trust Company Americas, as Issuing Lender
For standby Letters of Credit:
Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
MS NYC 60-2708
Attention: Global Loan Operations, Standby Letter of Credit
For trade Letters of Credit:
Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
MS NYC 60-2708
Attention: Trade and Risk Services, Import LC

10.3 100BUNo Waiver; Cumulative Remedies

.U  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 101BUSurvival of Representations and Warranties

.U  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

10.5 102BUPayment of Expenses and Taxes

.U  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent and, if applicable, local counsel, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and expenses incurred during any workout, restructuring or negotiations in respect of the Loans, the reasonable fees and disbursements of the Restructuring Advisor, counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel of all the Lenders, (c) to pay, indemnify, and hold harmless each Lender, the Administrative Agent and each Joint Lead Arranger from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an “UindemniteeU”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities or properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “Uindemnified liabilitiesU”), UprovidedU that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnitee of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 103BUSuccessors and Assigns; Participations and Assignments

.

(a) 194BThe provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

(b) 195B(i)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “UAssigneeU”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) 321Bthe Borrower, UprovidedU that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 8(a) or (f) has occurred and is continuing, any other Person;

(B) 322Bthe Administrative Agent, UprovidedU that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Delayed-Draw Term Loan to a Lender, an affiliate of a Lender or an Approved Fund; and

(C) 323Bthe Issuing Lenders, UprovidedU that no consent of the Issuing Lenders shall be required for an assignment of all or portion of a Delayed-Draw Term Loan.

(ii) 213BAssignments shall be subject to the following additional conditions:

(A) 324Bexcept in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Delayed-Draw Term Loan Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, UprovidedU that (1) no such consent of the Borrower shall be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) 325Bassignments need not be ratable as among the Facilities;

(C) 326Bthe parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

(D) 327Bthe Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this subsection 10.6, the terms “UApproved FundU” has the following meaning:

“UApproved FundU” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) 214BSubject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, and subject to paragraph (b)(vi) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv) 215BThe Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “URegisterU”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Lender and any other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) 216BUpon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) 217BAny Assignee that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Assignee complies with subsection 2.17(b).  In no event shall an Assignee be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive as of the date of the assignment with respect to the Loan, Commitment or L/C Obligation (or portion of any thereof) sold to such Assignee (other than as a result of an adoption of or change in any Requirement of Law occurring after the date of the assignment).

(c) 196B(i)           Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “UParticipantU”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided such Participant shall be subject to subsection 10.7(a) as though it were a Lender.

(ii) 218BAny Participant that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Participant complies with subsection 2.17(b).  In no event shall a Participant be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(d) 197BAny Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.  Any Approved Fund may, without the consent of the Borrower or Administrative Agent, pledge all or any portion of its rights under this Agreement, including the Loans or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this subsection 10.6(b) concerning assignments.

(e) 198BThe Borrower, upon receipt of written notice from the relevant Lender and in order to facilitate transactions of the type described in paragraph (d) above, agree to execute and deliver to such Lender (i) a promissory note evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit I-1 (each as amended, supplemented, replaced or otherwise modified from time to time, a “URevolving Credit NoteU”), and/or (ii) a promissory note evidencing the applicable Delayed-Draw Term Loan of such Lender, substantially in the form of Exhibit I-2 (each as amended, supplemented, replaced or otherwise modified from time to time, a “UDelayed-Draw Term NoteU”), and/or (iii) a promissory note evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit I-3 (as amended, supplemented, replaced or otherwise modified from time to time, the “USwingline NoteU”).

(f) 199BThe Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “UTransfereeU”) and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender’s credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of subsection 10.15.

10.7 104BUAdjustments; Set-off.

(a) 200BExcept to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a “UBenefited LenderU”) shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; UprovidedU, UhoweverU, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) 201BIn addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 105BUCounterparts

.U  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 106BUSeverability

.U  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 107BUIntegration

.U  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 108BUGOVERNING LAW

.U  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 109BUSubmission To Jurisdiction; Waivers

.U  Each party hereto hereby irrevocably and unconditionally:

(a) 313Bsubmits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) 314Bconsents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) 315Bagrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, as applicable, at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) 316Bagrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) 317Bwaives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

10.13 110BUAcknowledgments

.U  Each party hereto hereby acknowledges that:

(a) 318Bit has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) 319Bneither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) 320Bno joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 111BUWAIVERS OF JURY TRIAL

.U  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.15 112BUConfidentiality

.U  The Administrative Agent and each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender’s employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this subsection 10.15), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (UprovidedU that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the National Association of Securities Dealers and the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Transferees or prospective Transferees who agree to be bound by the provisions of this subsection 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower’s prior written consent. The agreements in this subsection 10.15 shall survive repayment of the Loans and all other amounts payable hereunder.

10.16 113BUFCC Compliance

.U  Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License, permit or authorization or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

10.17 114BU[RESERVED]

10.18 115BUUSA Patriot Act

.U  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L.107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that will allow such Lender to identify the Borrower, in accordance with the Act.

SECTION 11.                                  10B[RESERVED]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LIN TELEVISION CORPORATION

By: ___________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Lender

By: ___________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Syndication Agent and an Issuing Lender

By: ___________________________
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS, L.P., individually and as Documentation Agent

By: ___________________________
Name:
Title:

BANK OF AMERICA, N.A., individually and as Documentation Agent

By: ___________________________
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Documentation Agent

By: ___________________________
Name:
Title:

THE BANK OF NOVA SCOTIA, individually and as Co-Documentation Agent

By: ___________________________
Name:
Title:

SUNTRUST BANK, individually and as Co-Documentation Agent

By: ___________________________
Name:
Title